UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.             )

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CalAmp Corp.

(Name of Registrant as Specified In Its Charter)

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CalAmp Corp.

15635 Alton Parkway, Suite 250

Irvine, CA 92618

(949) 600-5600

June 14, 2018

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of CalAmp Corp. on Wednesday, July 25, 2018 at 10:00 a.m. Pacific Time. This year’s Annual Meeting will once again be a completely virtual meeting of stockholders, conducted via live audio webcast. You will be able to attend the meeting online and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/calamp2018. You will also be able to vote your shares electronically at the Annual Meeting.

Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We encourage you to carefully read these materials, as well as our Annual Report to Stockholders.

We are acting under a U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. Consequently, stockholders will not receive paper copies of our proxy materials unless they specifically request them. We believe that this delivery process will reduce our environmental impact and lower the costs of printing and distributing our proxy materials. We believe that we can achieve these benefits with no impact on our stockholders’ timely access to this important information.

Your vote is important. Whether or not you expect to attend the Annual Meeting, please vote by telephone or the Internet according to the instructions on your proxy card or in the Notice of Internet Availability of Proxy Materials (the “Notice”) or request a proxy card from us by email at ir@calamp.com and complete, date, sign, and return your proxy card in the envelope provided, in each such case, as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting. Even if you have voted by proxy, you may still vote through our virtual web conference if you attend the Annual Meeting.

Thank you for your ongoing support of, and continued interest in, CalAmp.

Sincerely,

Michael Burdiek

President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Please vote by telephone or Internet as set forth in the Notice, or request a proxy card from us by email at ir@calamp.com and date and sign the proxy card and return it at your earliest convenience in the postage-prepaid return envelope provided so that your shares may be voted.

THANK YOU FOR ACTING PROMPTLY

CALAMP CORP.

PROXY STATEMENT

2018 ANNUAL MEETING OF STOCKHOLDERS

CalAmp Corp.

15635 Alton Parkway, Suite 250

Irvine, CA 92618

(949) 600-5600

PROXY STATEMENT

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of CalAmp Corp. (the “Company” or “CalAmp”) of proxies for use at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”), to be held virtually over the Internet at 10:00 a.m. Pacific Time on Wednesday, July 25, 2018.

ITEMS OF BUSINESS:

1.	To elect seven directors named in the Proxy Statement to hold office until the next annual meeting of stockholders;

2.

To hold an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Proxy Statement accompanying this notice (the “Notice of Annual Meeting”) pursuant to Item 402 of Regulation S-K (“Say-on-Pay”);

3.	To hold an advisory vote on the frequency of Say-on-Pay proposals;

4.	To approve an Employee Stock Purchase Plan which provides that up to 1,750,000 shares of common stock can be issued thereunder;

5.	To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending February 28, 2019; and

6.	To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

VOTING RIGHTS:

In order to vote, you must have been a stockholder at the close of business on June 1, 2018 (the “Record Date”). On the Record Date, CalAmp had issued and outstanding 35,536,775 shares of common stock, par value $0.01 per share (the “Common Stock”), which is the only class of voting securities outstanding.

The Company intends to commence mailing to all stockholders of record entitled to vote at the Annual Meeting the Notice of Internet Availability of Proxy Materials on or about June 14, 2018. Additionally, the Company intends to post its Annual Report to Stockholders, this Proxy Statement and accompanying proxy card on the Internet at https://investor.calamp.com on or about June 14, 2018. We will mail printed copies of the proxy materials to stockholders who request them.

This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

By Order of the Board of Directors,

Stephen M. Moran

Corporate Secretary

Irvine, California

June 14, 2018

Voting

Internet	Telephone	Mail

Prior to the meeting please visit www.virtualshareholdermeeting.com/calamp2018 or www.proxyvote.com. During the meeting please visit www.virtualshareholdermeeting.com/calamp2018	1-800-690-6903	You can vote by mail by returning your proxy card to Vote Processing, c/o Broadridge 51 Mercedes Way Edgewood, NY 11717

Your vote is very important. Regardless of whether you plan to virtually attend the Annual Meeting or not, we recommend that you vote as soon as possible. You may vote your shares over the Internet or via the toll-free telephone number above. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. Stockholders of record and beneficial owners will be able to vote their shares electronically at the Annual Meeting. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers about the 2018 Annual Meeting and Voting beginning on page 43 of the Proxy Statement.

Virtual Meeting Admission

Stockholders of record as of June 1, 2018 will be able to participate in the Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/calamp2018. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Stockholders can also access copies of our Proxy Statement and annual report on Form 10-K for the year ended February 28, 2018, including any exhibits thereto (the “Annual Report”) at the Annual Meeting website.

The Annual Meeting will begin promptly at 10:00 a.m. Pacific Time on Wednesday, July 25, 2018. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow approximately 5 minutes for the online check-in procedures.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 25, 2018:

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. The Notice of Annual Meeting, Proxy Statement and Annual Report are available from Broadridge Investor Communication Services at: www.proxyvote.com. Broadridge does not use “cookies” or other tracking software that identifies visitors accessing this web site.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

CalAmp’s Board of Directors (“Board”) has adopted Corporate Governance Guidelines that provide the framework for the governance of our Company and represent the Board’s current views with respect to selected corporate governance issues considered to be of significance to stockholders. The current version of the Corporate Governance Guidelines is available in the Corporate Governance section of the Company’s website at www.calamp.com. The Company is in compliance with the current corporate governance requirements prescribed by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Nasdaq.

Board Leadership Structure

CalAmp’s Board does not have a formal policy with respect to whether the roles of the Chairman of the Board (“Chairman”) and the Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. However, our Corporate Governance Guidelines provide that if the Chairman is not an independent director, then the Board shall designate one independent, non-employee director to serve as a lead director. If so designated, the lead director would act as a liaison between the independent directors and management and would be responsible for assisting the Chairman in establishing the agenda for Board meetings, for coordinating the agenda for, and chairing, executive sessions of the non-management directors, and for performing such other duties as may be specified by the Board from time to time.

CalAmp currently separates the roles of Chief Executive Officer and Chairman. The current Chairman is an independent, non-employee director. The Board believes this is the appropriate leadership for our Company at this time because it permits our Chief Executive Officer to focus on setting the strategic direction of the Company and the day-to-day leadership and performance of the Company, while permitting the Chairman to focus on providing guidance to the Chief Executive Officer and setting the agenda for Board meetings. The Board also believes that the separation of the Chief Executive Officer and Chairman roles assists the Board in providing robust discussion and evaluation of strategic goals and objectives. However, our Board acknowledges that no single leadership model is ideal for all companies at all times. As such, our Board periodically reviews its leadership structure and may, depending on the circumstances, choose a different leadership structure in the future.

Board Oversight of Risk

The Board seeks to understand and oversee the most critical risks relating to our business, allocate responsibilities for the oversight of risks among the full Board and its committees, and see that management has in place effective systems and processes for managing risks facing us. Overseeing risk is an ongoing process and risk is inherently tied to our strategy and strategic decisions. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board is responsible for oversight and direction, management is charged with identifying risk and establishing appropriate internal processes and an effective internal control environment to identify, manage and mitigate risks and to communicate information about risk to the Board. Committees of the Board also play an important role in risk oversight, including the Audit Committee, which oversees our processes for assessing risks and the effectiveness of our internal controls. In fulfilling its duties, the Audit Committee considers information from our independent auditing firm, Deloitte & Touche LLP.

Relationship Between Compensation and Risk

The Compensation Committee periodically reviews the Company’s compensation policies and practices with management to ensure that compensation supports the Company’s goals and strategic objectives without creating risks that may have a counterproductive effect on the Company. The Compensation Committee also considers risk in establishing goals for executive officer incentive compensation. Quantitative goals used for incentive compensation purposes are financial measures that are defined in U.S. Generally Accepted Accounting Principles (“GAAP”) or are readily derived from such GAAP-based measures. When non-quantitative goals are used, the Compensation Committee strives to ensure that such goals are not only objective and verifiable, but are also sustainable and consistent with both the short-term and long-term interests of the Company’s stockholders. Incentive compensation that is earned by the executive officers for a given fiscal year is not paid until the Company’s independent registered public accounting firm has completed its audit of the Company’s financial statements for such year, and not until both the Compensation Committee and the Board have approved such payouts. The Compensation Committee believes that the following aspects of the executive officer compensation program help mitigate risk associated with incentive compensation:

•	bonus programs that have maximum limits on the amount that can be earned;

•	a cash incentive compensation recovery policy adopted in fiscal 2018;

•	an appropriate balance between short-term and long-term incentive compensation elements;

•	equity awards that vest over several years; and

•	share retention guidelines as set forth in the Company’s officer stock ownership policy.

Director Independence

Proposal One is for the election of seven directors, six of whom are independent. A director’s independence is determined by the Board pursuant to the rules of Nasdaq. The Board has determined that each director nominee is independent, with the exception of Michael Burdiek, who serves as the Company’s President and Chief Executive Officer.

Executive Sessions

Non-management directors of the Board and its committees meet in executive sessions routinely and regularly. During the executive sessions, the non-management directors have access to the Chief Executive Officer and other members of senior management. In addition, the Audit Committee meets periodically with the Company’s independent registered public accounting firm without management present at such times as the Audit Committee deems appropriate. The Chairman or the Chair of the applicable Board committee, as applicable, presides over these executive sessions.

Number of Other Directorships

The Company has a policy that limits the number of public company boards that its directors may serve on. Under this policy, directors who also serve as CEOs or in equivalent positions should not serve on more than two other public company boards in addition to the Board, and other directors should not serve on more than five other public company boards in addition to the Board.

Director Stock Ownership

The Company has stock ownership guidelines for non-employee directors and executive officers. Pursuant to these guidelines, non-employee directors are expected to own shares of the Company’s common stock with an aggregate acquisition date market value of at least three times the amount of the annual base retainer of $60,000. New directors are given three years to acquire sufficient shares to reach this aggregate holding level. At the end of fiscal 2018, all non-employee directors were in compliance with the stock ownership guidelines. The stock ownership guidelines for executive officers are described on page 31.

Changes in Director Occupation or Status

The Company has a policy that requires a director to tender a letter of resignation to the Chair of the Governance and Nominating Committee in the event the director’s principal occupation or business association changes substantially from the position he or she held when the director originally joined the Company’s Board. The Governance and Nominating Committee will review whether the new occupation, or retirement, of the director is consistent with the specific rationale for originally selecting that individual and the guidelines for Board membership, and will recommend action to be taken by the Board, if any, regarding the resignation based on the circumstances of the new position or retirement.

Attendance of Directors at Annual Meetings

It is a policy of the Board that all directors are expected to attend the annual meeting of stockholders. All of the Company’s directors attended last year’s annual meeting.

Identifying and Evaluating Nominees for Directors

Pursuant to the policy set forth in the charter of the Governance and Nominating Committee, the Governance and Nominating Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Governance and Nominating Committee’s policy is to assess the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance and Nominating Committee may consider various potential candidates for director. Candidates may come to the attention of the Governance and Nominating Committee through current Board members, stockholders or other parties, such as retained recruiting firms. These candidates will be evaluated at meetings of the Governance and Nominating Committee, and may be considered at any point during the year. As described below, the Governance and Nominating Committee will consider properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Governance and Nominating Committee at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Governance and Nominating Committee.

Contacting the Board

Stockholders interested in communicating directly with the Board, any committee of the Board, the Chairman or the non-management directors as a group may do so by sending a letter to the CalAmp Board of Directors, c/o Corporate Secretary, CalAmp Corp., 15635 Alton Parkway, Suite 250, Irvine, California, 92618. The Corporate Secretary will review the correspondence and forward it to the Chairman, Chair of the Governance and Nominating Committee, the Audit Committee or the Compensation Committee, or to any individual director or group of directors of the Board to whom the communication is directed, as applicable, if the communication is relevant to CalAmp’s business and financial operations, policies and corporate philosophies.

Code of Business Conduct

The Company has a written Code of Business Conduct that applies to all of the Company’s directors, officers and employees. Section 15 of this Code of Business Conduct contains a Financial Management Code of Ethics that applies specifically to the Company’s Chief Executive Officer and all finance and accounting employees, including the Company’s senior financial officers, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder. The Code of Business Conduct is available on the Company’s corporate website at www.calamp.com. In the event that the Company makes changes in, or provides waivers from, the provisions of this Code of Business Conduct that are required to be disclosed by SEC regulations, the Company intends to disclose these events on its corporate website.

COMMITTEES OF THE BOARD

The Board has delegated certain of its authority to three committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. These three Board committees operate under written charters defining their functions and responsibilities. Each committee has the authority, pursuant to its charter, to obtain advice and assistance from, and receive appropriate funding from CalAmp for, outside legal, accounting or other advisors as the committee deems necessary to assist it in the performance of its functions. The charters of these committees are available on the Company’s website at www.calamp.com.

The following table provides current membership for each of the Board committees.

Name	Audit	Compensation	Governance and Nominating
Bert Moyer	X		X
Kimberly Alexy			X*
Jeffery Gardner	X	X
Amal Johnson		X*	X
Jorge Titinger		X	X
Larry Wolfe	X*	X
* Committee Chair.

Mr. Titinger was appointed to the Compensation Committee effective as of August 1, 2017, replacing Mr. Moyer on that Committee. There were no other changes made to committee memberships during fiscal 2018. Ms. Alexy also served on the Audit Committee through May 2018.

Audit Committee

The primary duties and responsibilities of the Audit Committee, as set forth in its charter, are to review and approve the scope of audit procedures performed by the Company’s independent auditors, to review the audit reports rendered by the Company’s independent registered public accounting firm, to monitor the internal control environment within the Company, and to pre-approve the fees for all audit and non-audit services charged by the registered public accounting firm. The Audit Committee reports to the Board with respect to such matters and makes recommendations with respect to its findings. The Board has determined that all members of the Audit Committee qualify as “audit committee financial experts” as defined in the regulations of the SEC. The Board has also determined that each member of the Audit Committee is independent as defined in the rules of Nasdaq and the SEC. See also “Report of the Audit Committee” beginning on page 20.

Compensation Committee

The primary duties and responsibilities of the Compensation Committee, as set forth in its charter, are to review and make recommendations to the Board with respect to the compensation of the Company’s executive officers and non-employee directors, and to administer the Company’s stock incentive plan. The Board has determined that each member of the Compensation Committee is independent as defined in the rules of Nasdaq. See also “Compensation Discussion and Analysis” beginning on page 24.

Governance and Nominating Committee

The primary duties and responsibilities of the Governance and Nominating Committee, as set forth in its charter, are to review and make recommendations on the composition of the Board and its committees, to evaluate and recommend candidates for election to the Board, and to review and make recommendations to the full Board on corporate governance matters. The Board has determined that each member of the Governance and Nominating Committee is independent as defined in the rules of Nasdaq.

The bylaws of CalAmp permit stockholders to nominate director candidates to stand for election to the Board at an annual meeting of stockholders. Nominations may be made by the Board or by any stockholder. Under the Company’s bylaws, a stockholder may nominate a person for election as a director at a particular stockholder meeting only if written notice has been given to the Company not later than 90 days nor earlier than 120 days in advance of the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary of the Company’s annual meeting for the prior year, then the notice by the stockholder must be delivered no earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of the 90th day prior to the meeting or the 10th day after the Company first makes a public announcement of the meeting date. Any stockholder nominations proposed for consideration by the Governance and Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to the Governance and Nominating Committee, c/o Corporate Secretary, CalAmp Corp., 15635 Alton Parkway, Suite 250, Irvine, California 92618.

The policy of the Governance and Nominating Committee is to consider properly made stockholder nominations for directors as described above. In evaluating such nominations, like all nominations, the Board’s criteria will include business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with CalAmp’s interests.

The Governance and Nominating Committee has adopted a director diversity policy pursuant to which it will consider and evaluate director candidates in the context of an assessment of the anticipated needs of the Board as a whole in order to achieve a diversity of occupational and personal backgrounds and a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s business. One-third of the Board’s incumbent independent directors are female, and one-third are ethnic/racial minorities. The Governance and Nominating Committee from time to time reviews the appropriate skills and characteristics required of Board members, including factors that it seeks in Board members such as diversity of business experience, viewpoints and personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board. In evaluating potential candidates for the Board, the Governance and Nominating Committee considers these factors in the light of the specific needs of the Board at that time.

Board and Committee Meeting Attendance

In fiscal 2018, the Board held seven meetings, the Audit Committee held seven meetings, the Compensation Committee held six meetings, and the Governance and Nominating Committee held four meetings. All directors attended more than 75% of the aggregate meetings of the Board and committees on which the directors served that were held during fiscal 2018.

COMPENSATION OF DIRECTORS

The following table shows all compensation earned by, or awarded or paid to, each of the Company’s non-employee directors in fiscal 2018.

Name	Fees Earned or Paid in Cash (A)	Stock Awards (B)(C)		Total
A.J. “Bert” Moyer	$100,000	$127,995	(D)	$227,995
Kimberly Alexy	70,000	127,995		197,995
Jeffery Gardner	60,000	127,995	(D)	187,995
Amal Johnson	75,000	127,995		202,995
Jorge Titinger	60,000	127,995	(D)	187,995
Larry Wolfe	80,000	127,995		207,995

(A)

Under the Company’s director cash compensation plan adopted effective August 1, 2012 and subsequently amended on May 1, 2016, non-employee directors of the Company are each paid an annual retainer of $60,000. Also pursuant to this plan, effective as of May 1, 2016 the Board and committee chairpersons were paid supplemental annual retainers during fiscal 2018 as follows:

Board Chair	$40,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Governance and Nominating Committee Chair	$10,000

All non-employee directors are paid 1/12th of their retainer amounts each month for as long as they serve.

Subsequent to fiscal 2018, effective May 1, 2018 the director cash compensation plan was amended to increase the supplemental retainers of the Board Chair and the Audit Committee Chair to $45,000 and $25,000 per annum, respectively, on the basis of an updated competitive market benchmarking analysis for non-employee director compensation.

(B)

Under the Company’s 2004 Incentive Stock Plan as amended and restated, on the day of each annual stockholders meeting at which directors are elected, each non-employee director is eligible to receive an equity award not to exceed a grant date fair value of $500,000. On July 28, 2017, each non-employee director received a grant of 6,625 restricted stock shares or restricted stock units that had a grant date fair value of $127,995, calculated in accordance with ASC Topic 718. Annual equity awards granted to non-employee directors generally vest on the earlier of the one year anniversary of the date of grant or the date of the Company’s next annual stockholder meeting at which directors are elected.

(C)

As of the end of fiscal 2018, Ms. Alexy, Ms. Johnson and Mr. Wolfe each had 6,625 shares of restricted stock outstanding, Mr. Gardner had 6,625 restricted stock units outstanding, Mr. Moyer had 27,798 restricted stock units outstanding, and Mr. Titinger had 5,598 shares of restricted stock outstanding and 21,616 restricted stock units outstanding.

(D)	During the past four years, Messrs. Gardner, Moyer and Titinger have elected to defer some or all of their annual equity awards into the Company’s non-qualified deferred compensation plan.

Directors are also reimbursed for out-of-pocket expenses incurred in connection with attending meetings. Directors who are also employees of the Company receive no additional compensation for their services on the Board.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL ONE

ELECTION OF DIRECTORS

A board of seven directors is standing for election at the 2018 Annual Meeting. At the 2018 Annual Meeting, it is intended that the shares of Common Stock represented by each proxy, unless otherwise specified on the proxy, will be voted for the election to the Board of each of the seven nominees set forth below. Directors are elected by a majority of the votes cast. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. An incumbent director who is not elected by a majority of the votes cast is expected to tender his or her resignation to the Governance and Nominating Committee, which will recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken, in accordance with the director resignation policy in the Corporate Governance Guidelines. The term of office of each person elected as director will continue until the next annual meeting of stockholders, or until his or her successor has been elected and qualified.

The Board recommends a vote “FOR” each of the seven nominees.

In the event that any of the nominees for director listed below should become unavailable for election for any currently unforeseen reason, the persons named in the accompanying proxy have the right to use their discretion to vote for such other persons as may be determined by the holders of such proxies. To the best of the Company’s knowledge, all nominees are and will be available to serve.

The following table sets forth the name and age of each nominee for director, the calendar year each was first elected as a director and the position or positions each currently holds with the Company:

Name	Age	Capacities in Which Served	Director Since

A.J. “Bert” Moyer	74	Chairman of the Board	2004

Kimberly Alexy	48	Director	2008

Michael Burdiek	59	Director, President and Chief Executive Officer	2011

Jeffery Gardner	58	Director	2015

Amal Johnson	65	Director	2013

Jorge Titinger	57	Director	2015

Larry Wolfe	67	Director	2008

The principal occupation and certain other information about the nominees is set forth below and on the following pages.

A.J. “Bert” Moyer, a director of the Company since 2004, is currently a business consultant and private investor. He previously served as Executive Vice President and Chief Financial Officer of QAD Inc., a publicly held software company that is a provider of enterprise resource planning software applications, from 1998 until 2000. Prior to joining QAD in 1998, Mr. Moyer served as Chief Financial Officer of Allergan Inc., a specialty pharmaceutical company based in Irvine, California, from 1995 to 1998. Earlier in his career Mr. Moyer served as Chief Financial Officer of each of Western Digital, National Semiconductor and Coldwell Banker. Mr. Moyer currently serves on the boards of Collectors Universe, Inc., a company engaged in authentication and grading services for high-end collectibles, and MaxLinear, Inc., a provider of semiconductor products for broadband communications. During the past five years he has also served on the boards of Virco Manufacturing and Redflex Holdings Limited. Mr. Moyer received a BS degree in Finance from Duquesne University and graduated from the Advanced Management Program at the University of Texas, Austin. Mr. Moyer holds a Master Professional Director Certification from the American College of Corporate Directors, a national public company director education and credentialing organization.

The Board believes Mr. Moyer’s many years of financial management and technology industry experience, including experience as CFO of large public and private companies, and his current and recent service on the board of directors of several other companies, bring financial and accounting knowledge to our Board and qualify him to serve as one of our directors.

Kimberly Alexy was appointed a director of the Company in 2008. From 1998 to 2003, she was senior vice president and managing director of equity research for Prudential Securities, where she served as principal technology hardware analyst for the firm. Prior to joining Prudential, Ms. Alexy was vice president of equity research at Lehman Brothers, where she covered the computer hardware sector, and assistant vice president of corporate finance at Wachovia Bank. Ms. Alexy currently serves as a director of Alteryx, Inc., Five9, Inc. and FireEye, Inc. She also served as a director of Microsemi Corporation from 2016 until that company was acquired in May 2018. Ms. Alexy is a Chartered Financial Analyst (CFA), and holds a BA degree from Emory University and an MBA with a concentration in Finance and Accounting from The College of William and Mary.

Ms. Alexy’s extensive experience in the financial services industry, including her positions as a technology equity research analyst, brings an institutional investor perspective to our Board. The Board believes this, combined with her service on other public company boards, qualifies her to serve as one of our directors.

Michael Burdiek currently serves as President, CEO and director of CalAmp, in addition to serving on the board of directors of Five9, Inc. He joined CalAmp as Executive Vice President in 2006, was appointed President of the Company’s Wireless DataCom segment in 2007, and was named Chief Operating Officer in 2008. In 2010, his responsibilities were expanded further, and he was given the additional title of President. He was promoted to CEO and director in 2011. Prior to joining CalAmp, Mr. Burdiek was the President and CEO of Telenetics Corporation, a manufacturer of data communications products. From 1987 to 2003, Mr. Burdiek held a variety of technical and executive management roles with Comarco, Inc., a provider of test solutions to the wireless industry. Mr. Burdiek began his career as a design engineer with Hughes Aircraft Company. He holds MBA and MSEE degrees from California State University–Fullerton, and a BS degree in Electrical Engineering from Kansas State University.

The Board believes Mr. Burdiek’s general management experience in the wireless industry and his many years of service with CalAmp in positions of increasing executive management responsibility make him qualified to serve as one of our directors.

Jeffery Gardner was appointed a director of CalAmp in 2015. Since 2015 he has served as the President and CEO of Brinks Home Security. Mr. Gardner also serves as a director of Ascent Capital Group, Inc., the publicly held parent company of Brinks Home Security, and Qorvo, Inc., the holding company under which RF Micro Devices, Inc. and TriQuint Semiconductor, Inc. were combined in 2014. Prior to that, Mr. Gardner served on the board of RF Micro Devices since 2004. In addition, from 2005 until 2015, Mr. Gardner was a director of Windstream Corporation (“Windstream”), a leading provider of advanced network communications and technology solutions, including cloud computing and managed services. Mr. Gardner also served as the President and CEO of Windstream from 2005 until 2014. Before joining Windstream, Mr. Gardner served as Executive Vice President and CFO of Alltel Corp. Earlier, Mr. Gardner held a variety of senior management positions at 360 Communications, which merged with Alltel in 1998. Mr. Gardner received a BA degree in Finance from Purdue University and an MBA degree from The College of William and Mary. He is currently an NACD Board Leadership Fellow and NACD Governance Fellow, and he previously served on several national associations including the Business Roundtable and the United States Telecom Association.

The Board believes Mr. Gardner’s many years of technology industry experience, including serving in CEO and CFO roles with public companies in the wireless telecommunications industry, as well as his service on the board of other technology and subscription-based companies, qualify him to serve as one of our directors.

Amal Johnson was appointed a director of CalAmp in 2013. From March 2012 to December 2017, Ms. Johnson was a member of the Board of Directors of Author-it Software Corporation, a Software as a Service (“SaaS”) private company that provides a platform for creating, maintaining and distributing single-sourced technical content, and Executive Chairman from March 2012 to October 2016. Prior to joining Author-it, Ms. Johnson led MarketTools, Inc., a SaaS company as Chief Executive Officer from 2005 to 2008, and then as Chairman of the Board until the company was acquired in January 2012. Prior to MarketTools, Ms. Johnson was a general partner at Lightspeed Venture Partners, focusing on enterprise software and infrastructure, from 1999 to 2004. Previously, Ms. Johnson was President of

Baan Supply Chain Solutions, President of Baan Affiliates, and President of Baan Americas, from 1994 to 1999. Prior to that, Ms. Johnson served as President of ASK Manufacturing Systems from 1993 to 1994 and held executive positions at IBM from 1977 to 1993. Ms. Johnson holds a BA degree in Mathematics from Montclair State University and studied Computer Science at Stevens Institute of Technology graduate school of engineering. Ms. Johnson also serves as a director of Intuitive Surgical, Inc., Mellanox Technologies, Ltd. and Essex Property Trust, Inc.

The Board believes Ms. Johnson’s executive management and board leadership experience with software services companies, as well as her current service on the board of three other public companies, qualify her to serve as one of our directors.

Jorge Titinger was appointed a director of the Company in 2015. He is the Principal of Titinger Consulting, a private consulting and advisory services firm that he founded in 2016. Mr. Titinger served as President, Chief Executive Officer and a member of the board of Silicon Graphics International (SGI) from February 2012 until November 2016, when SGI was acquired by Hewlett Packard Enterprise. Previous to SGI, from June 2008 to July 2011 Mr. Titinger held several executive positions at Verigy Ltd., a company in the semiconductor automated test equipment industry, culminating as President, Chief Executive Officer and member of the board. Prior to Verigy, Mr. Titinger was Senior Vice President and General Manager of Product Business Groups at Form Factor, Inc., a company in the probe card technology business, from November 2007 to June 2008. Mr. Titinger previously held executive and general management positions at KLA-Tencor Corporation and Applied Materials, Inc., both companies in the semiconductor equipment industry, MIPS Computer Systems, Inc., a company in the graphics computing industry, and Hewlett-Packard Company. He currently serves as a director of XCERRA, a publicly held company in the semiconductor test equipment market, and Hercules Capital, Inc., a specialty finance company. Mr. Titinger holds BS and MS degrees in Electrical Engineering and an MS degree in Engineering Management, all from Stanford University.

The Board believes that Mr. Titinger’s board and executive level experience with publicly held technology companies qualify him to serve as one of our directors.

Larry Wolfe was appointed a director of the Company in 2008. From 2006 to 2010, Mr. Wolfe was the President and CEO of Taxcient, Inc., a privately held provider of sales and use tax compliance software and services that merged with Avalara, Inc. in 2010. In conjunction with this merger, Mr. Wolfe joined Avalara’s board and served as a director of that company until April 2014. Mr. Wolfe also served as a director of QAD Inc. from 2002 to 2006. From 1987 until 2001, Mr. Wolfe was employed by Intuit Inc. and certain predecessor companies, most recently as senior vice president responsible for the tax division. In addition to his role as senior vice president, Mr. Wolfe was vice president and general manager of Intuit’s Personal Tax Group. Mr. Wolfe is also a former board member of the San Diego Software Industry Council. Earlier in his career, Mr. Wolfe was a managing partner at two certified public accounting firms, Wolfe & Co. and Strand Wolfe & Lutton. He began his career at the accounting firm Deloitte Haskins & Sells, where he earned his CPA license. Mr. Wolfe received a BS degree in Business Administration from the University of Southern California.

The Board believes Mr. Wolfe’s experience as a successful entrepreneur and executive in the financial software industry, his several years of service on the board of another public company, and his public accounting background bring a unique perspective to our Board and qualify him to serve as one of our directors.

Vote Required and Recommendation of the Board

Each nominee who receives a majority of the votes cast, either in person or by proxy, will be elected as a director.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR”

THE ELECTION OF EACH OF THE SEVEN DIRECTOR NOMINEES LISTED ABOVE.

PROPOSAL TWO

APPROVAL ON A NON-BINDING, ADVISORY BASIS OF THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

We are seeking an advisory vote from our stockholders to approve the compensation paid to our Named Executive Officers (“NEOs”), as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

In deciding how to vote on this proposal, you are encouraged to consider CalAmp’s executive compensation philosophy and objectives, and the design principles and elements of CalAmp’s executive compensation program as described in the “Compensation Discussion and Analysis” section beginning on page 24. As described more fully in the “Compensation Discussion and Analysis” section, our executive compensation program is designed and reviewed at least annually to achieve the following goals:

•	attract, develop, reward and retain highly qualified and talented individuals;

•	motivate executives to improve the overall performance of our Company as a whole and reward executives when specified measurable results have been achieved;

•	encourage accountability by determining salaries and incentive award opportunities based on each executive’s individual contribution and performance;

•

tie target bonus amounts to financial metrics that we believe drive the performance of our Common Stock over the long term to further reinforce the linkage between the interests of our stockholders and our executives;

•	help ensure compensation levels are both externally competitive and internally equitable; and

•

help align interests of our executive officers with interests of our stockholders by tying a portion of the officers’ equity-based incentive compensation to increases in stock price, as evidenced in fiscal 2018 by the award of performance-based stock options that can be exercised only after hitting and sustaining a target price that is 30% higher than the grant date stock price.

We urge stockholders to read the “Compensation Discussion and Analysis” section which describes how our executive compensation program is designed to achieve these goals and key fiscal 2018 compensation decisions. Highlights of our executive compensation program include the following:

•

Base Salary. We target base salaries for NEOs at the median of composite market data in order to help attract and retain highly qualified executive talent and to compensate executives for sustained individual performance. The aggregate base salaries of the Company’s three NEOs in fiscal 2018 were at the 36th percentile of market compensation as represented by the Company’s Peer Group (defined below). However, the aggregate NEO base salaries for fiscal 2018 were just 2% below the aggregate median salaries of the Peer Group.

•

Annual Bonus. Our NEOs are eligible to earn annual incentive pay under our bonus plan based on the Company’s financial results compared to pre-established performance goals for consolidated revenues and consolidated earnings before interest, taxes, depreciation, amortization, stock compensation and certain other adjustments including acquisition-related expenses and provisions for litigation awards (“Adjusted EBITDA”). Our bonus plan is designed primarily to motivate our NEOs to achieve specified performance goals that are important to the continued growth and success of the Company and to align the interests of management with the interests of stockholders. We target bonus opportunities at a level such that when added to base salary, the NEO’s target total cash compensation is near the median of the Peer Group. As a result of the Company meeting fiscal 2018 bonus performance targets, the NEOs’ aggregate actual total cash compensation for fiscal 2018 was at the 50th percentile of actual total cash compensation of the Peer Group.

•

Long-Term Incentives. Our NEOs are also eligible to receive equity-based incentive pay in the form of a combination of stock options, restricted stock awards and performance-based stock awards. Stock options and restricted stock are granted annually and vest over a four-year period. In addition, three-year performance-based stock awards were granted in fiscal 2015 and fiscal 2016, and performance-based stock options with a four-year vesting period were granted in fiscal 2017 and fiscal 2018. The overlapping periods of these equity-based incentives are designed to discourage short-term risk-taking, reinforce the linkage between the interests of stockholders and our executives and motivate executives to improve the Company’s multi-year financial performance. We target equity-based incentive opportunities at a level such that when added to target total cash compensation, the executive’s target “Total Direct Compensation” (i.e. base salary, cash bonus plus equity compensation) is near the median of the Peer Group. Excluding our CFO position which was in transition during fiscal 2018, the grant date fair value of the equity awards granted to the NEOs was at approximately the 50th percentile of the Peer Group.

You have the opportunity to vote “For” or “Against” or to “Abstain” from voting on the following non-binding resolution relating to executive compensation:

“RESOLVED, that the stockholders of CalAmp Corp. approve, on an advisory basis, the fiscal 2018 compensation paid to the Company’s NEOs as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion of the Proxy Statement.”

Vote Required and Recommendation of the Board

To be approved, on a non-binding and advisory basis, the compensation paid to our NEOs, as disclosed in this Proxy Statement pursuant to Section 14A of the Exchange Act, must receive the affirmative vote of a majority of the outstanding shares of our Common Stock that are present by remote communication or by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this proposal has been approved. Broker non-votes will not be counted for any purpose in determining whether this proposal has been approved.

Although this advisory vote is non-binding, the Compensation Committee values the opinions of CalAmp’s stockholders on executive compensation matters and will take the results of this advisory vote into consideration when making future decisions regarding CalAmp’s executive compensation program. The Board has adopted a policy providing for annual “Say-on-Pay” advisory votes. Unless the Board modifies its policy on the frequency of holding “Say-on-Pay” advisory votes, the next “Say-on-Pay” advisory vote will occur in 2019.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE

COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS

PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K.

PROPOSAL THREE

ADVISORY VOTE ON THE FREQUENCY OF

HOLDING FUTURE SAY-ON-PAY VOTES

Pursuant to the Dodd-Frank Act and Section 14A of the Securities Exchange Act, we are also providing our stockholders the opportunity to cast a non-binding, advisory vote on how frequently to hold advisory votes on executive compensation. Stockholders may specify whether they prefer such votes to occur every one year, two years, or three years, or abstain from voting.

After careful consideration, the Board recommends that future advisory votes on executive compensation occur every year. In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, stockholders on corporate governance matters and executive compensation philosophy, policies and practices.

This proposal is not binding on CalAmp, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting a Say-on-Pay vote.

Vote Required

Approval of a frequency for holding future Say-on-Pay votes requires the affirmative vote of a majority of the outstanding shares of our Common Stock that are present by remote communication or by proxy and entitled to vote on the proposal. However, if none of the frequency alternatives (one year, two years or three years) receives a majority vote, the frequency (every “one year,” “two years” or “three years”) that receives the greatest number of votes cast by those outstanding shares of our Common Stock that are present by remote communication or by proxy and entitled to vote on the proposal will be deemed to be the frequency selected by our stockholders for this advisory vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EVERY “ONE YEAR.”

PROPOSAL FOUR

APPROVAL OF THE CALAMP CORP.

2018 EMPLOYEE STOCK PURCHASE PLAN

Introduction

Our stockholders are being asked to approve the adoption of the CalAmp Corp. 2018 Employee Stock Purchase Plan (the “ESPP”). On June 7, 2018, the ESPP became effective upon adoption by our Board, subject to stockholder approval at the 2018 Annual Meeting. The ESPP is being submitted for stockholder approval in order to ensure that the ESPP meets the requirements of Section 423 of the Internal Revenue Code (the “Code”). If the ESPP is not approved by our stockholders within 12 months following its adoption, the ESPP will have no further force and effect. No rights may be granted under the ESPP prior to such stockholder approval.

Background and Proposed Share Reserve

We operate in a highly competitive and challenging marketplace in which our success depends to a great extent on our ability to attract and retain high-caliber employees. We believe that offering the ESPP to eligible employees of the Company and its participating subsidiaries assists with these challenges. Such a plan provides eligible employees with a convenient means of acquiring an equity interest in the Company through payroll deductions or (in certain circumstances) direct contributions, to enhance such employees’ sense of participation in the affairs of the Company and its participating subsidiaries, and to provide an incentive for continued employment.

The ESPP authorizes the issuance of 1,750,000 shares of our Common Stock, which may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.” This share reserve represents 4.9% of our outstanding Common Stock shares on June 1, 2018. We cannot precisely predict our share usage under the ESPP as it will depend on a range of factors including the level our employee participation, the contribution rates of participants, the trading price of our Common Stock and our future hiring activity. Based on estimates for these variables, we expect the proposed aggregate share reserve under the ESPP to provide us with enough shares for at least four to five years.

Reasons for Voting to Approve the ESPP

If approved, the ESPP is expected to be a significant part of our overall equity compensation strategy, especially with respect to our non-executive employees. The ESPP allows our employees to buy our shares of company Common Stock at a discount through payroll deductions. In the highly competitive technology industry in which we compete for talent, we believe that offering an employee stock purchase program is critical to our ability to maintain competitiveness. If the proposed ESPP is not approved by the Company’s stockholders, we may be restricted in our ability to offer competitive compensation to existing employees and qualified candidates, and our business and ability to increase long-term stockholder value could be adversely affected.

Summary of the ESPP

The principal features of the ESPP are summarized below, but the summary is qualified in its entirety by reference to the ESPP itself, which is attached as Exhibit A to this Proxy Statement.

Purpose

The purpose of the ESPP is to assist our eligible employees in acquiring a stock ownership interest in our company and to help our eligible employees provide for their future security and to encourage them to remain in our employment.

Securities Subject to the ESPP

A total of 1,750,000 shares of our Common Stock are initially reserved for issuance under our ESPP, which may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.”

Administration

Our Board or its committee has full and exclusive authority to interpret the terms of the ESPP and determine eligibility. Our Compensation Committee will be the “Administrator” of the ESPP.

Eligibility

The Administrator may designate certain of our subsidiaries as participating “designated subsidiaries” in the ESPP and may change these designations from time to time. Employees of the Company and our designated subsidiaries are eligible to participate in the ESPP if they meet the eligibility requirements under the ESPP established from time to time by the administrator. However, an employee may not be granted rights to purchase stock under our ESPP if such employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of our Common Stock or other class of stock.

If the grant of a purchase right under the ESPP to any eligible employee who is a citizen or resident of a foreign jurisdiction would be prohibited under the laws of such foreign jurisdiction or the grant of a purchase right to such employee in compliance with the laws of such foreign jurisdiction would cause the ESPP to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion, such employee will not be permitted to participate in the ESPP.

Eligible employees become participants in the ESPP by enrolling and authorizing payroll deductions by the deadline established by the Administrator prior to the relevant offering date. Directors who are not employees, as well as consultants, are not eligible to participate. Employees who choose not to participate, or are not eligible to participate at the start of an offering period but who become eligible thereafter, may enroll in any subsequent offering period.

As of June 1, 2018, we had approximately 790 employees, of whom approximately 715 would have been eligible to participate in the ESPP had it been in effect on such date. Also as of that date, we had 16 consultants and 6 non-employee directors, none of whom will be eligible to participate in the ESPP.

Participation in an Offering

Offering Periods and Purchase Periods. The ESPP is intended to qualify under Section 423 of the Code and Common Stock will be offered under the ESPP during offering periods. The length of the offering periods under the ESPP will be determined by the Administrator and may be up to 27 months long. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The number of purchase periods within, and purchase dates during, each offering period will be established by the Administrator prior to the commencement of each offering period. Offering periods under the ESPP will commence when determined by the Administrator. The Administrator may, in its discretion, modify the terms of future offering periods.

Enrollment and Contributions. The ESPP permits participants to purchase common stock through payroll deductions of up to 15% of their eligible compensation, which includes a participant’s gross base compensation for services to us, including overtime payments, vacation pay, holiday pay, certain leave pay, incentive cash compensation, one-time cash bonuses, but excluding education/tuition reimbursements, expense reimbursements, income received in connection with compensatory equity awards, fringe benefits and other special payments. The Administrator will establish a maximum number of shares that may be purchased by a participant during any offering period, which, in the absence of a contrary designation, will be 2,000 shares. In addition, no employee will be permitted to accrue the right to purchase stock under the ESPP at a rate in excess of $25,000 worth of shares during any calendar year during which such a purchase right is outstanding (based on the fair market value per share of our Common Stock as of the first day of the offering period during which such right is granted).

Purchase Rights. On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of our Common Stock. The option will be exercised on the applicable purchase date(s) during the offering period, to the extent of the payroll deductions accumulated during the applicable purchase period.

Purchase Price. The purchase price of the shares, in the absence of a contrary determination by the Administrator, and subject to applicable laws and provisions of the ESPP, will be 85% of the lower of the fair market value of our Common Stock on the first trading day of the offering period or on the applicable purchase date, which will be the final trading day of the applicable purchase period. The fair market value per share of our Common Stock under the ESPP, generally is the closing sale price of our Common Stock on the Nasdaq Global Select Market on the date for which fair market value is being determined, or if there is no closing sales price for a share of our Common Stock on the date in question, the closing sales price for a share of common stock on the last preceding date for which such quotation exists. The closing price per share of our Common Stock on the Nasdaq Global Select Market on June 1, 2018, was $21.38.

Withdrawal and Termination of Employment. Participants may voluntarily end their participation in the ESPP at any time at least one week prior to the end of the applicable offering period (or such shorter or longer period specified by the Administrator), and will be paid their accrued payroll deductions that have not yet been used to purchase shares of Common Stock. Participation ends automatically upon a participant’s termination of employment.

Adjustments

In the event of certain transactions or events affecting our Common Stock, such as any stock dividend or other distribution, change in control, reorganization, merger, consolidation or other corporate transaction, the Administrator will make equitable adjustments to the ESPP and outstanding rights. In addition, in the event of the foregoing transactions or events or certain significant transactions, including a change in control, the Administrator may provide for (1) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (2) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, if any, (3) the adjustment in the number and type of shares of stock subject to outstanding rights, (4) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods or (5) the termination of all outstanding rights. Under the ESPP, a change in control has the same definition as given to such term in the 2004 Stock Plan.

Transferability

A participant may not transfer rights granted under the ESPP other than by will, the laws of descent and distribution or as otherwise provided under the ESPP.

Plan Amendment and Termination

The Administrator may amend, suspend or terminate the ESPP at any time. However, stockholder approval of any amendment to the ESPP will be obtained for any amendment which increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the ESPP, changes the corporations or classes of corporations whose employees are eligible to participate in the ESPP or changes the ESPP in any manner that would cause the ESPP to no longer be an employee stock purchase plan within the meaning of Section 423(b) of the Code. The ESPP will terminate no later than the tenth anniversary of the initial adoption of the ESPP by our Board.

Federal Income Tax Consequences

The material federal income tax consequences of the ESPP under current federal income tax law are summarized in the following discussion, which deals with the general tax principles applicable to the ESPP. The following discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and employment, estate and gift tax considerations are not discussed due to the fact that they may vary depending on individual circumstances and from locality to locality.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. This means that an eligible employee will not recognize taxable income on the date the employee is granted an option under the ESPP. In addition, the employee will not recognize taxable income upon the purchase of shares. Upon such sale or disposition, the participant generally will be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the date of grant and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) an amount equal to 15% of the fair market value of the shares as of the date of grant. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price and we will be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the employee. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above but are sold for a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the purchase price (and we will be entitled to a corresponding deduction), but the participant generally will be able to report a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the date of purchase.

New Plan Benefits

Benefits under the ESPP will depend on the employees’ enrollment and contribution elections, and the fair market value of the shares at various future dates. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the ESPP.

Vote Required

Stockholder approval of this proposal requires the affirmative vote of a majority of the outstanding shares of our Common Stock that are present by remote communication or by proxy and entitled to vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR

OF THE CALAMP CORP. 2018 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL FIVE

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, we are seeking ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for our fiscal year ending February 28, 2019. Deloitte served as the Company’s independent registered public accounting firm for our fiscal year ending February 28, 2018. A representative of Deloitte is expected to be present at the Annual Meeting by remote communication to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

The Audit Committee of the Board has appointed Deloitte as our independent registered public accounting firm to audit our consolidated financial statements and the effectiveness of our internal controls over financial reporting for the fiscal year ending February 28, 2019. In the event the stockholders fail to ratify the appointment of Deloitte as our independent auditor, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of CalAmp and its stockholders. Stockholder ratification of the selection of Deloitte is not required by our bylaws or otherwise. The Board of Directors is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice.

Change in Principal Accountant

BDO USA, LLP (“BDO”) served as our independent registered public accounting firm for fiscal years 2016 through the first quarter of fiscal 2018. On August 11, 2017, the Board approved the dismissal of BDO as its independent registered public accounting firm. The Board determined that this change was warranted as a result of the Company’s continued growth since first engaging BDO on August 28, 2015.

The audit reports of BDO on the Company’s consolidated financial statements as of and for the fiscal years ended February 29, 2016 and February 28, 2017, and the effectiveness of internal control over financial reporting as of February 29, 2016 and February 28, 2017, did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended February 29, 2016 and February 28, 2017, and the subsequent interim period through August 11, 2017, there were no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such years, other than the following. In connection with the interim review for the quarter ended November 30, 2016, BDO reported a disagreement with management regarding the recognition of revenue in connection with certain sales made to international licensees. The Company satisfactorily resolved the matter by recording the adjustment which reduced revenue in the stated period.

The Board discussed this matter with BDO. The Company has authorized BDO to respond fully to the inquiries of the successor independent registered public accounting firm regarding this matter. In addition, during the two most recent fiscal years and the subsequent interim period through August 11, 2017, there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K.

On August 11, 2017, the Board appointed Deloitte as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the year ended February 28, 2018 and the effectiveness of internal control over financial reporting as of February 28, 2018.

During the Company’s two most recent fiscal years and the subsequent interim period through August 11, 2017, neither the Company, nor anyone on its behalf, consulted Deloitte regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or the effectiveness of internal control over financial reporting, where either a written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Representatives of BDO are not expected to attend the Annual Meeting.

Vote Required and Recommendation of the Board of Directors

Ratification of the appointment of Deloitte requires the affirmative vote of a majority of the outstanding shares of our Common Stock that are present by remote communication or by proxy and entitled to vote on the proposal.

THE BOARD OF DIRECTORS HAS APPROVED THE SELECTION OF DELOITTE TO SERVE AS

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2019 AND

RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

AUDIT MATTERS

Fees

As described above, BDO was our independent registered public accounting firm for the fiscal year 2017. Fees for the fiscal 2018 audit conducted by Deloitte beginning with the second quarter review, tax-related services provided by Deloitte in fiscal 2018, and the fiscal 2017 audit conducted by BDO, are summarized below:

	Fiscal 2018 Fees (Deloitte)	Fiscal 2017 Fees (BDO)
Audit fees (1)	$1,004,500	$845,000
Audit-related fees	$0	$0
Tax fees (2)	$341,000	$0
All other fees	$0	$0

(1)	Audit fees were principally for audit work performed on the consolidated financial statements and internal control over financial reporting, as well as quarterly reviews and statutory audits.

(2)	Tax fees were principally for services related to tax compliance and tax planning services.

The Audit Committee pre-approved all of the foregoing services and fees in accordance with the Audit Committee’s pre-approval policy described below.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

Under its charter, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members, and the member or members to whom such authority is delegated must report any pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee cannot delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management. The Audit Committee’s pre-approval policy includes a list of prohibited non-audit services, such as financial information systems design and implementation that the independent registered public accounting firm cannot perform for the Company under any circumstances.

Determination of Independence

The Audit Committee has determined that the nature of all services provided by Deloitte and BDO are compatible with their maintenance of auditor independence.

REPORT OF THE AUDIT COMMITTEE

The following Audit Committee Report does not constitute “soliciting material” and shall not be deemed “filed” or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

The members of the Audit Committee have been appointed by the Board. The Audit Committee operates under a written charter that was adopted by the Board in 2001. The Audit Committee charter is reviewed annually and was last amended in April 2018. A copy of the charter is available on the Company’s website at www.calamp.com.

Duties of the Audit Committee during the period covered by this Report included the following:

•	oversee the Company’s internal accounting and operational controls, as well as its financial and regulatory reporting;

•	oversee the work and performance of the Company’s internal audit function;

•	select the Company’s independent registered public accounting firm and assess its performance on an ongoing basis;

•

review the Company’s interim and year-end financial statements and audit findings with management and the Company’s independent registered public accounting firm, and take any action considered appropriate by the Audit Committee and the Board;

•

review the Company’s general policies and procedures regarding audits, accounting and financial controls, the scope and results of the auditing engagement, and the extent to which the Company has implemented changes suggested by the auditors;

•

review the results of each audit by the Company’s independent registered public accounting firm and discuss with it any factors, including, without limitation, the provision of any non-audit services, that may affect its independence;

•	perform other oversight functions as requested by the full Board; and

•	report activities performed to the full Board.

Management is responsible for the Company’s internal controls. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and effectiveness of internal control over financial reporting as of each fiscal year-end in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee reviewed CalAmp’s audited financial statements for the fiscal year ended February 28, 2018 and discussed these financial statements with both the management of the Company and Deloitte, CalAmp’s independent registered public accounting firm, including discussing with Deloitte those matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB. The Audit Committee also received and reviewed the written disclosures and the letter from Deloitte required by the rules of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning the accountant’s independence, and the Audit Committee has discussed with Deloitte its independence from the Company and its management.

Based on the review and discussions as described above, and in reliance thereon, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2018.

During fiscal 2018 management evaluated the Company’s system of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management and the internal auditor during the process. In connection with this oversight, the Audit Committee received periodic updates from management and the internal auditor at its meetings. Once the documentation, testing and evaluation were completed, the Audit Committee discussed with management and the internal auditor the assessment and report on the effectiveness of the Company’s internal control over financial reporting as of February 28, 2018.

Also during fiscal 2018, the Audit Committee met with Deloitte, with and without management present, to discuss the results of its quarterly reviews and annual audit and its observations and recommendations regarding the Company’s internal control over financial reporting. The Audit Committee also discussed with Deloitte its audit and report on the Company’s internal control over financial reporting. The Company filed this report with the SEC in its Annual Report on Form 10-K for the fiscal year ended February 28, 2018.

AUDIT COMMITTEE

Larry Wolfe, Chairman

Kimberly Alexy

Jeffery Gardner

A.J. “Bert” Moyer

OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of June 1, 2018 by (i) each person or entity known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each director and nominee for director, (iii) each individual appearing in the Summary Compensation Table appearing elsewhere in this Proxy Statement, and (iv) all directors and NEOs as a group. The Company knows of no agreements among its stockholders that relate to voting or investment power over its Common Stock.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)		Ownership Percent (3)

BlackRock, Inc. and Subsidiaries	4,589,310	(4)	12.9%

The Vanguard Group	2,028,373	(5)	5.7%

A.J. “Bert” Moyer, Chairman of the Board	92,481		*

Kimberly Alexy, Director	47,729		*

Michael Burdiek, President, Chief Executive Officer and Director	853,089		2.4%

Jeffery Gardner, Director	26,271		*

Amal Johnson, Director	32,182		*

Jorge Titinger, Director	6,364		*

Larry Wolfe, Director	115,729		*

Kurtis Binder, Executive Vice President and CFO	36,175		*

Garo Sarkissian, Senior Vice President Corporate Development	305,854		*

Richard Vitelle, Executive Vice President and former CFO	443,740		1.2%

All directors and NEOs as a group (10 persons)	1,959,614		5.4%

*	Less than 1.0% ownership

(1)	The address of each named officer and director is c/o Corporate Secretary, CalAmp, 15635 Alton Parkway, Suite 250, Irvine, California, 92618.

(2)	Amounts include shares purchasable upon exercise of stock options that were exercisable as of June 1, 2018 or within 60 days thereafter, in the following amounts:

Michael Burdiek	369,655
Kurtis Binder	7,675
Garo Sarkissian	113,565
Richard Vitelle	201,400
All NEOs and directors as a group	692,295

(3)

For the purposes of determining the percentage of outstanding Common Stock held by the individual NEOs and directors set forth in the table and by all NEOs and directors as a group, the number of shares is divided by the sum of the number of outstanding shares of the Company’s Common Stock on June 1, 2018 (35,536,775 shares) and the number of shares of Common Stock subject to options exercisable currently or within 60 days of June 1, 2018 by such persons or by the NEO and director group as a whole.

(4)	Shares owned are as of December 31, 2017 according to a Schedule 13G/A filed with the SEC on January 23, 2018 by BlackRock, Inc. and certain related entities (collectively, “BlackRock”). The

Schedule 13G indicates that BlackRock has sole dispositive power as to all 4,589,310 shares and sole voting power as to 4,523,533 shares. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.

(5)

Shares owned are as of December 31, 2017 according to a Schedule 13G filed with the SEC on February 8, 2018 by The Vanguard Group, Inc. and certain related entities (collectively, “Vanguard”). The Schedule 13G indicates that Vanguard has sole dispositive power as to 1,960,610 shares, shared dispositive power as to 67,763 shares, sole voting power as to 68,815 shares and shared voting power as to 2,824 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

As of the end of fiscal 2018, Company maintained one equity compensation plan, the Amended and Restated 2004 Incentive Stock Plan (the “2004 Stock Plan”), which was approved by the Company’s stockholders. Under the 2004 Stock Plan, various types of equity awards can be made, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock awards, phantom stock and bonus stock.

The following table sets forth information regarding securities authorized for issuance under the 2004 Stock Plan as of February 28, 2018:

	Number of		Number of securities
	securities to be		remaining available for
	issued upon	Weighted-average	future issuance under
	exercise of	exercise price	equity compensation
	outstanding	of outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected in
Plan Category	and rights	and rights	the second column)

Equity compensation plans approved by stockholders	2,155,685 (1)	$11.29 (2)	2,233,762

(1)

Consists of 980,000 outstanding stock options, 1,144,485 outstanding restricted stock units and 31,200 outstanding performance-based stock units assuming “target” performance. This table excludes 257,533 shares of restricted stock issued and outstanding at February 28, 2018.

(2)	Represents the weighted-average exercise price of outstanding stock options.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding the fiscal 2018 compensation program for our principal executive officer, current and former principal financial officer, and principal business development officer. For fiscal 2018, these individuals were:

•	Michael Burdiek, our Chief Executive Officer (“CEO”);

•	Kurtis Binder, our Chief Financial Officer (“CFO”), who joined CalAmp in July 2017;

•	Garo Sarkissian, our Senior Vice President of Corporate Development; and

•	Richard Vitelle, Executive Vice President and our former CFO, who transitioned from CFO in July 2017 in anticipation of his upcoming retirement in August 2018.

We refer to these executive officers collectively in this Proxy Statement as the “NEOs” (Named Executive Officers).

This Compensation Discussion and Analysis describes the material elements of our compensation program for the NEOs during fiscal 2018 as administered by the Compensation Committee of our Board (the “Compensation Committee”). It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices, with respect to our NEOs. Finally, it explains how and why the Compensation Committee arrived at the specific compensation decisions for our NEOs in fiscal 2018, and discusses the key factors that the Compensation Committee considered in determining their compensation.

Fiscal 2018 Business Overview

In fiscal 2018, CalAmp advanced several transformative business initiatives while also achieving record revenues and delivering strong bottom line results. The Company had a solid year with revenue of $366 million, reaching a record level for the fifth consecutive year, along with net income of $18 million and record Adjusted EBITDA of $52 million.(A) In fiscal 2018 CalAmp also generated operating cash flow of $67 million, up 159% year-over-year, and free cash flow (operating cash flow less capital expenditures) of $59 million, up 228% year-over-year.

During the last year, we put in place several operational enhancements to better position CalAmp for consistent revenue growth and global expansion. For one, the Company realigned its sales resources into a fully integrated global sales organization and armed them with a comprehensive suite of SaaS applications targeting opportunities in multiple market verticals. These alignment efforts contributed to several global enterprise customer wins, including the largest SaaS contract award in the Company’s history. As part of our sales alignment, we also formulated a global channel partner program resulting in a number of new partnerships that were announced throughout the year. Global expansion remains a principal focus and investments in this initiative are bearing fruit as we reported record international revenue for fiscal 2018 of $100 million.

As a telematics technology pioneer, innovation is critical to maintaining CalAmp’s leadership position in a rapidly evolving marketplace. We continue to invest in a unique SaaS technology portfolio to grow into highly attractive emerging verticals around the world. The Company expects to see solid results from these investments as we ramp up subscriber activations with newer large program wins, as well as ongoing subscription revenue growth from our LoJack Italy European beachhead. We are also well positioned to tap into a substantially expanded addressable market by leveraging unique partnerships and over-the-top services to monetize the millions of telematics devices in the CalAmp installed base. In parallel, we continue to explore additional opportunities to expand on existing OEM relationships in

(A)	See Note 19 to the consolidated financial statements included in the Company’s fiscal 2018 Form 10-K for a reconciliation of net income to Adjusted EBITDA.

the heavy equipment market as well as land and expand with other potential new blue chip customers around the globe.

In summary, we are pleased with the progress we have made in fiscal 2018 expanding our leadership position as a telematics technology pioneer in the global Connected Vehicle marketplace.    We are confident that our financial results, coupled with our ability to execute on our business and operational initiatives, will enhance our growth opportunities.

Significant Executive Compensation Actions

Our Compensation Committee, which consists entirely of independent directors, sets the compensation of our NEOs, subject to ratification by the full Board. For fiscal 2018, the Compensation Committee took the following actions with respect to the compensation of our NEOs:

•	Concurred with the CEO’s recommendation to keep the base salaries of the NEOs unchanged from the prior year;

•	Approved cash incentive award targets tied to our fiscal 2018 financial performance;

•

Approved equity-based incentive compensation, in the form of a combination of restricted stock awards, stock options and performance-based equity awards, to further align the incentives of the executives and stockholders, retain the NEOs and other key employees, and to align pay and performance;

•	Approved vested shares under performance stock units awarded in fiscal 2015 that were earned at just 20% of the targeted level; and

•	Adopted a compensation recovery policy as described on page 32.

Compensation Philosophy and Programs

The Company’s executive compensation programs are designed to attract, motivate and retain executives who will contribute significantly to the long-term success of the Company and the enhancement of stockholder value. Consistent with this philosophy, the following goals provide a framework for the Compensation Committee’s administration of the executive compensation program:

∎

Targeted executive compensation levels should generally be comparable to the median compensation level of comparable companies (as discussed in further detail below) to allow the Company to attract and retain talented management;

∎	Annual variable compensation should reward the executives for achieving specific results on performance metrics or specific objectives that are intended to increase stockholder value over time;

∎	Total compensation opportunity for each executive should be related to overall Company performance as well as individual performance;

∎	The compensation program should align the interests of the Company’s executives with those of its stockholders; and

∎	Supplemental benefits and perquisites that reward executives without regard to performance should be minimal.

Compensation Risk Assessment

The Compensation Committee monitors the risks associated with our compensation programs, policies and practices with respect to executive compensation and executive recruitment and retention, as well as compensation generally. In establishing and reviewing our executive compensation program, the Compensation Committee consults with its independent compensation consultant and seeks to structure the program so as to not encourage unnecessary or excessive risk taking. Our executive compensation program utilizes a mix of base salary, bonus and equity-based incentive awards designed to align the NEOs’ compensation with our success, particularly with respect to financial performance and increasing stockholder value. The Compensation Committee sets the amount of our NEOs’ base salaries at the beginning of each fiscal year, and the NEOs’ annual bonus opportunities are tied to overall corporate performance. Furthermore, the target total direct compensation opportunities of our NEOs include a substantial portion in the form of equity-based incentive awards that help align their interests with those of our stockholders over the longer term. The Compensation Committee believes that the annual bonus opportunities and long-term equity awards provide an effective and appropriate mix of incentives to help ensure our performance is focused on long-term stockholder value creation and do not encourage short-term risk taking at the expense of long-term results, and has concluded that our executive compensation program does not encourage unnecessary or excessive risk. Our Compensation Committee has also reviewed the Company’s compensation programs for other senior managers and employees generally, and has concluded these programs do not create risks that are reasonably likely to have a material adverse effect on CalAmp.

Elements of Compensation

In order to achieve the above goals, the total compensation package of the NEOs includes salary, bonuses and equity-based incentive awards. Salary is set at a competitive level (as discussed in further detail below) to attract and retain qualified candidates. Bonuses are tied specifically to performance of the Company or a specific business unit of the Company and/or individual contributions. Equity-based incentive awards are granted in amounts the Compensation Committee believes are necessary to provide incentives for future performance, taking into account competitive long-term incentive practices of similar companies, responsibilities and duties of each officer, and individual performance.

The Compensation Committee’s longstanding practice has been to grant restricted stock and stock options to NEOs that vest ratably over a four-year period, consistent with the vesting period for equity awards made to the Company’s other key employees. The Compensation Committee and the Board believe that the use of a combination of restricted stock and stock options as part of the executive officer compensation program helps drive long-term Company performance, aligns the interests of the officers with those of the Company’s stockholders, and provides a retention factor through long-term vesting of equity awards. In addition to these time-based awards, in fiscal years 2018 and 2017 the Compensation Committee awarded performance-based stock options that have a four year vesting requirement and cannot be exercised until the stock price has closed at or above 130% of the grant date stock price for 30 consecutive trading days. Also, in fiscal years 2015 and 2016 the Compensation Committee awarded performance-based equity awards to the NEOs in the form of performance stock units (“PSUs”) pursuant to a three-year Relative Total Shareholder Return (“TSR”) plan that are subject to satisfying both the TSR-based performance condition and a three-year vesting requirement. Since the grant of these TSR-based PSU awards in July 2014 (the “Fiscal 2015 PSUs”) and July 2015 (the “Fiscal 2016 PSUs”), the Company’s TSR has been less than the TSR of the Nasdaq Composite index, which serves as the market benchmark for these performance awards. Consequently, the NEOs earned only 20% of the targeted Fiscal 2015 PSUs, and to date the NEOs have earned only 21% of the targeted Fiscal 2016 PSUs based on TSR results for the first year and first two years measurement periods.

The Company also provides the NEOs with employee benefits that are generally available to all regular full-time employees of CalAmp. The Compensation Committee believes that appropriately balancing the total compensation package and ensuring the viability of each component of the package (both on its own and taken together as a whole) is necessary in order to provide market-competitive compensation. The Compensation Committee strives to balance the various components of the officer compensation program in order to motivate executives to improve the Company’s results on a cost-effective basis. The factors that are used to determine individual compensation packages are generally similar for each NEO, including the CEO.

Compensation-Setting Process

Role of the Compensation Committee

The members of the Compensation Committee have been appointed by the Board. The Compensation Committee currently consists of four directors, all of whom are “independent directors” as defined in the listing standards of the Nasdaq Marketplace Rules. The current members of the Compensation Committee are Amal Johnson, who serves as Chairman, Jeffery Gardner, Jorge Titinger and Larry Wolfe.

The Compensation Committee operates under a written charter that was originally adopted by the Board in 2002 and which has subsequently been amended from time to time, most recently in 2018.

The charter of the Compensation Committee is posted on the Company’s website at www.calamp.com.

The Compensation Committee’s responsibilities include monitoring the performance and compensation of the NEOs, reviewing the executive compensation plans, including bonuses, and administering the Company’s equity award plans. While the Company’s Board is responsible for the final approval of NEO compensation, it relies heavily on the advice and recommendations of the Compensation Committee.

Role of Management

The Compensation Committee periodically meets with the Company’s CEO and CFO to obtain information with respect to compensation programs. The CEO makes recommendations to the Compensation Committee on the base salaries, incentive targets and measures, and equity compensation for the Company’s NEOs. The Compensation Committee considers, but is not bound by and does not always accept, the CEO’s recommendations with respect to NEO compensation. Each year the Compensation Committee also seeks input from its independent compensation consultants prior to making any final determinations. The CEO and CFO attend most of the Compensation Committee’s meetings, but the Compensation Committee also regularly holds executive sessions not attended by any members of management. The Compensation Committee discusses the CEO’s compensation package with him, but the Committee’s charter specifies that the CEO may not be present during the Compensation Committee’s deliberations or voting on the CEO’s compensation. The Compensation Committee has not delegated any of its authority with respect to compensation of NEOs to any member of management.

Role of the Compensation Consultant

The Compensation Committee has the authority in its sole discretion to engage its own compensation consultants and other independent advisors to assist in creating and administering the Company’s executive compensation policies. Each year the Compensation Committee retains the services of an independent compensation consulting firm to conduct various compensation-related studies and analyses. The independent consulting firm does not provide any other services to the Company and has received no compensation other than with respect to services provided to the Compensation Committee. In January 2017, the compensation consultant Pay Governance was engaged to assist the Compensation Committee in the determination of NEO compensation for fiscal 2018. The process of determining fiscal 2018 NEO compensation is described below. Pursuant to the factors set forth in Item 407 of Regulation S-K, the Compensation Committee has reviewed the independence of Pay Governance and conducted a conflicts of interest assessment, and has concluded that Pay Governance is independent and Pay Governance’s work for the Compensation Committee has not raised any conflicts of interest.

Determination of Executive Officer Compensation for Fiscal 2018

Comparative Analysis

The Compensation Committee engaged Pay Governance to assist the Committee in the evaluation of appropriate cash and equity compensation for the NEOs in fiscal 2018. Pay Governance, in consultation with the Company’s management, prepared a competitive compensation analysis that compared the cash and equity-based compensation of the Company’s NEOs with market compensation data. Market data for the CEO and CFO consists of compensation data of a public company peer group (the “Peer Group”) as reported in proxy statements and other public filings. Market data for the Senior VP of Corporate Development was established using Peer Group compensation data for the next highest paid named executive officer after the CFO because of the small number of comparable positions reported in the proxy statement filings of the Peer Group.

The Peer Group, which is reviewed and updated each fiscal year, consists of technology companies that are similar to the Company in terms of industry focus and scope, revenue size and market capitalization. In determining the Peer Group for fiscal 2018, Pay Governance used as the starting point the list of 20 companies included in the previous year’s Peer Group. Pay Governance then screened the universe of public technology companies to identify other firms with similar financial, industry and size characteristics to CalAmp. Pay Governance, with input from the Compensation Committee, then removed 3 companies that had been acquired (Fleetmatics, Newport Corporation and

Ruckus Wireless), removed 6 companies whose size was were no longer proximate to the Company’s current size (Interdigital, Ixia, Pegasystems, Sierra Wireless, Synchronoss Technologies and Tivo), added 5 former peer companies that had been in the Company’s Peer Group in years prior to fiscal 2017 that were once again considered to be similar in size characteristics to CalAmp (8x8, Broadsoft, Digi International, LogMeIn and Sonus Networks), and added 4 new peer companies operating in the same or similar industries whose sized were considered to be a better fit with CalAmp (Faro Technologies, Liquidity Services, Orbcomm and Quantum). The companies included in the fiscal 2018 Peer Group were 8x8 Inc., Bottomline Technologies Inc., Broadsoft Inc., Calix Inc., Comtech Telecommunications Corp., Cornerstone OnDemand Inc., Digi International Inc., EnerNOC Inc., Extreme Networks Inc., Faro Technologies Inc., Harmonic Inc., Iridium Communications Inc., Liquidity Services Inc., LogMeIn Inc., Orbcomm Inc., Quantum Corp., RingCentral Inc., ShoreTel Inc., Silver Spring Networks Inc. and Sonus Networks Inc. Because SaaS solutions are increasingly becoming an integral element of the Company’s business, 7 of the 20 companies in this list (8x8, Bottomline Technologies, Broadsoft, Cornerstone OnDemand, EnerNOC, LogMeIn and Liquidity Services) are software industry peers, while the remaining 13 companies are communications equipment peers. In January 2017, when the Peer Group for the fiscal 2018 competitive compensation analysis was established, CalAmp’s consolidated revenue for the trailing 12 months, its net income for the trailing 12 months, and its market capitalization were at the 46th, 71st and 45th percent ranks, respectively, of the Peer Group.

The competitive compensation analysis for fiscal 2018 was presented by Pay Governance to the Compensation Committee during a meeting on April 13, 2017. At this meeting Pay Governance also presented its assessment of the Company’s executive compensation elements relative to market practices and trends.

Base Salary

Base salary for NEOs, including that of the CEO, is set according to the responsibilities of the position, the specific skills and experience of the individual and the competitive market for executive talent. The Compensation Committee reviews salaries annually and makes recommendations to the Board to adjust them as appropriate to reflect changes in market conditions, individual performance and responsibilities, and the Company’s financial position. In deliberating on proposed salary adjustments and recommending changes to the Board, the Compensation Committee considers the position relative to market of each NEO’s proposed base amount, and generally targets the 50th percentile of salaries at Peer Group companies. For fiscal 2018, the base salaries of the NEOs were kept unchanged from the prior year as a result of the Committee’s consideration of the competitive market salary information. The aggregate base salaries Messrs. Burdiek, Binder and Sarkissian in fiscal 2018 were at the 36th percentile of market compensation as represented by the Company’s proxy peer group. Base salary amounts earned during fiscal 2018 for the NEOs are shown in the Summary Compensation Table on page 34.

Bonus Plan

The Company’s bonus plan for NEOs reflects the Compensation Committee’s belief that a meaningful component of executive compensation should be contingent on the financial performance of the Company. The aggregate value of target total cash compensation (base salary and target bonus) for NEOs is generally set at approximately the 50th percentile of the total cash compensation opportunity for Peer Group companies, with the intent that superior performance under the incentive compensation plan would enable each NEO to elevate his total cash compensation to a level that is above the 50th percentile. Similarly, if performance results are below expectations, the structure of the bonus plan would result in the NEOs receiving total cash compensation below the 50th percentile. As a result of the Company meeting fiscal 2018 performance targets for consolidated revenue and consolidated Adjusted EBITDA, the NEOs’ aggregate actual total cash compensation for fiscal 2018 was at approximately the 50th percentile of market compensation as represented by the Peer Group.

At the Compensation Committee’s April 13, 2017 meeting, the CEO presented the proposed parameters of the NEO bonus plan for fiscal 2018, including weighting factors, target incentive amounts as a percentage of base salary and quantitative goals. The quantitative goals proposed for the fiscal 2018 bonus plan were consolidated revenue and consolidated Adjusted EBITDA, per the fiscal 2018 Annual Operating Plan (“AOP”). These measures are believed to best reflect the short-term performance of the Company, as they are directly influenced by management’s actions. In executive session, with no members of management present, the Compensation Committee deliberated on the proposed NEO bonus plan for fiscal 2018, after which it was approved. The fiscal 2018 bonus plan was ratified by the Board at a meeting that was held on April 14, 2017. The fiscal 2018 bonus plan consisted of the following payout percentages at the Threshold, Target and Maximum performance levels:

	Incentive Amounts as a % of Base Salary
	Threshold	Target	Maximum
President & CEO	0%	100%	150%
Executive VP & CFO	0%	65%	120%
SVP Corporate Development	0%	55%	110%

For all NEOs, the incentive amount as a percent of base salary at the Threshold level was lowered from 15% as used in the fiscal 2017 bonus plan to 0% in the fiscal 2018 bonus plan in conjunction with harmonizing the structure of the NEO bonus plan with the annual incentive plans of the Company’s other management employees. The fiscal 2018 bonus amounts as a percent of base salary at the Target and Maximum levels were unchanged from the prior year.

At the time the fiscal 2018 bonus plan was established in April 2017, Mr. Vitelle was the Company’s CFO. When Mr. Binder joined the Company in July 2017 as the new CFO, he became subject to this same bonus plan as approved by the Compensation Committee and Board in April 2017, except that Mr. Binder’s bonus was prorated for his actual period of employment in fiscal 2018.

The Compensation Committee believes that the fiscal 2018 bonus plan structure rewards the NEOs for overachievement of the Company’s quantitative goals and provides limited downside protection in the event of performance that is close to, but below, the Target level. For fiscal 2018, the quantitative goals at the Target level were set equal to consolidated revenue and consolidated Adjusted EBITDA as shown in the fiscal 2018 AOP, which is consistent with the methodology used for the bonus plans of previous years. Quantitative goals at the Threshold and Maximum performance levels were determined by varying the goal amounts up or down from the projected revenue and Adjusted EBITDA amounts shown in the fiscal 2018 AOP. The AOP is established by management and approved by the Board at the beginning of each fiscal year, and reflects performance levels that the Board feels are challenging but achievable with significant effort. The Maximum levels for each measure are generally set so as to represent both extremely challenging performance goals and outstanding achievement. As a frame of reference, in the 10 year period through fiscal 2018, the consolidated revenue Maximum levels in the NEOs’ bonus plans were not met or exceeded in any year, and the consolidated Adjusted EBITDA Maximum levels were exceeded only twice, in fiscal years 2012 and 2013. Payouts are prorated on a straight-line basis for achievement between the Threshold and Target levels or the Target and Maximum levels. If the Company does not achieve above the Threshold performance level for a measure, no payout is made for that measure.

The fiscal 2018 quantitative goals were as follows (in millions):

	Threshold	Target	Maximum
Consolidated Revenue	$325.0	$361.2	$415.3
Consolidated Adjusted EBITDA	$41.2	$55.0	$71.4

For fiscal 2018, the Compensation Committee established weighting factors of 45% each on consolidated revenue and consolidated Adjusted EBITDA for the CEO and Senior VP Corporate Development with the remaining 10% weight placed on achieving the objective of growing revenue in a particular new software services line. For the CFO, the Compensation Committee established weighting factors of 50% each on consolidated revenue and consolidated Adjusted EBITDA. For fiscal 2018, actual consolidated revenue of $365.9 million, which was above the Target performance level, and actual consolidated Adjusted EBITDA of $52.4 million, which was above the Threshold performance level but below the Target performance level. The Compensation Committee determined that the goal applicable to the CEO and Senior VP Corporate Development to grow the revenue of the new software services line was satisfied. Incentive plan payout amounts for fiscal 2018, which ranged from 93.6% to 95.5% of target incentive amounts for the NEOs, are shown in the Summary Compensation Table on page 34.

Equity Awards

The Compensation Committee believes that equity compensation plans are an essential tool to align the long-term interests of stockholders and employees, particularly members of executive management, serve to motivate the NEOs to make decisions that will, in the long run, provide the best returns to stockholders, and provide the NEOs with a strong incentive to remain with the Company over time. The Compensation Committee also believes that broad-based equity plans remain an essential element of a competitive compensation package, given that such plans are offered currently by most public and private technology companies with whom the Company competes for both executive and non-executive employees.

In determining the number of equity awards to be granted to NEOs, the Compensation Committee first establishes the total fair value of equity awards for each NEO by reference to prevailing market compensation levels for comparable positions and other factors as discussed in the following paragraph. The Compensation Committee next considers the apportionment of the total equity award fair value between restricted shares, options and performance-based awards. For fiscal years 2018, 2017 and 2016, the Committee used a fair value allocation for time vested restricted stock, time vested stock options and performance-based equity awards of 50%, 25% and 25%, respectively. Notwithstanding this, the Compensation Committee may alter this ratio in the future in response to evolving compensation objectives.

Upon joining the Company on July 17, 2017 as the Company’s new CFO, Mr. Binder received equity awards, consisting of restricted stock, stock options with time-based vesting, and stock options with time-based vesting and a performance condition, with an aggregate grant date fair value of $1.1 million. This amount was based on competitive market compensation data for newly hired executive finance officers in similar companies, and was approved by the Compensation Committee.

At a meeting of the Compensation Committee held on July 28, 2017, the CEO presented proposed equity awards for the NEOs. During this meeting, the Compensation Committee considered the information on total direct compensation (total cash and equity compensation) contained in the fiscal 2018 competitive compensation assessment described above that compared the compensation of the Company’s NEOs with compensation data from the Peer Group companies. In evaluating the proposed executive officer equity awards for fiscal 2018, the Compensation Committee also considered factors such as the ratio of proposed equity awards for NEOs and non-executive officer employees of the Company, the prevailing stock price, estimates of stock compensation expense, longevity projections of the equity award plan pool of available units, equity award ‘burn rate’ estimates, and the Compensation Committee’s assessment of progress on important strategic initiatives such as those described on page 24 under the heading “Fiscal 2018 Business Overview.” The equity awards granted to Messrs. Burdiek, Binder and Sarkissian in July 2017, combined with fiscal 2018 base salaries and bonus amounts at Target, resulted in aggregate Target Total Direct Compensation for these NEOs that was at the 50th percentile of market compensation as represented by the Peer Group.

Following the Compensation Committee’s review and deliberation at this meeting, the Committee approved equity awards for Messrs. Burdiek and Sarkissian, and these awards were ratified by the full Board. These equity awards are detailed in the Grants of Plan-Based Awards for Fiscal 2018 table on page 35. Pursuant to the separation and transition services agreement entered into between Mr. Vitelle and the Company in July 2017, he was not eligible to receive any equity awards for fiscal 2018.

During fiscal 2018, the three year measurement period for the Fiscal 2015 PSUs concluded. Because the Company’s three year Total Shareholder Return (“TSR”) was below the market benchmark TSR represented by the change in the Nasdaq Composite Index, the Fiscal 2015 PSUs that Messrs. Burdiek, Sarkissian and Vitelle earned (3,208, 674 and 1,512 shares, respectively) represented 20% of the targeted Fiscal 2015 PSUs. Also during fiscal 2018, the performance condition of the performance stock options granted in July 2016 to Messrs. Burdiek, Sarkissian and Vitelle, which required that the market price of the stock trade at least 130% higher than the grant date stock price for 30 consecutive days, was satisfied. Consequently, these stock options become exercisable when the vesting service conditions are satisfied.

Equity Award Practices

The Compensation Committee or the Board approves all equity awards. Time-based equity awards, typically consisting of stock options, restricted stock or restricted stock units, are generally granted when a key employee, including an NEO, joins the Company, and generally on an annual basis thereafter. These NEO and key employee equity awards typically vest over a four-year period. Stock options are granted at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. In addition, the Compensation Committee introduced the use of performance-based equity awards for the NEOs in fiscal 2015 and has continued to use performance-based awards each year since that time.

The Company does not schedule the granting of equity awards to coincide with any favorable or unfavorable news released by the Company. The date of grant typically is the date on which the Compensation Committee or the Board meets and approves the equity awards. For more than 10 years, it has been the Company’s practice to make annual equity award grants to NEOs and key employees on the day of the annual meeting of stockholders, at the same time that equity awards are made to non-employee directors pursuant to the provisions of the Company’s 2004 Stock Plan. The annual meeting of stockholders is typically held during the last week of July on a date established at least three months in advance. For new hires in key positions, it is the Company’s practice to grant equity awards at the Compensation Committee’s first regularly scheduled meeting following the hire date of such employees.

The size of an initial equity award to an NEO is based upon the position, responsibilities and expected contribution of the individual, with subsequent grants also taking into account the individual’s performance and potential contributions. In establishing the amount and type of equity awards to the Company’s NEOs, the Compensation Committee takes into consideration each NEO’s duties and responsibilities, individual performance and the competitive compensation analysis in which the NEOs’ total direct compensation is benchmarked against market data. The Compensation Committee also takes into consideration the equity award burn rate in relation to industry benchmarks published by Institutional Shareholder Services and the financial statement impact of proposed equity awards.

Fiscal 2017 “Say-on-Pay” Advisory Vote on Executive Compensation

At last year’s annual meeting of stockholders, approximately 95% of the votes cast in the “Say-on-Pay” advisory vote were “FOR” approval of the Company’s Say-on-Pay proposal. The Compensation Committee evaluated the results of the fiscal 2017 advisory vote together with the other factors and data discussed in this Compensation Discussion and Analysis in determining executive compensation policies and decisions. The Compensation Committee is committed to continuing the best pay practices and pay-for-performance approach to executive compensation that has resulted in consistently high stockholder support. To that end, the Compensation Committee considered the vote results and did not make changes to the Company’s executive compensation policies and decisions as a result of the fiscal 2017 advisory vote.

Executive Officer Stock Ownership Guidelines and Equity Holding Period

The Compensation Committee has adopted minimum stock ownership guidelines for NEOs. For the CEO, the guideline stock ownership amount is 2.5 times annual base salary, and for the other NEOs the guideline stock ownership amount is 1.5 times annual base salary. The market value of the stock on the date of acquisition serves as the basis for determining compliance with the guidelines. At the end of fiscal 2018, all NEOs were in compliance with these stock ownership guidelines.

The Company does not currently have a policy that specifies a minimum holding period for Company stock acquired by the NEOs as the result of equity awards. The Board believes that the NEO stock ownership guidelines are competitive and support the objective of ensuring that the Company’s NEOs maintain a meaningful ownership interest in the Company and are aligned with stockholders over the long term.

Retirement Benefits / Deferred Compensation

The Company does not provide retirement benefits to any of its employees, including the NEOs, other than a 401(k) plan that is open to all regular, full-time U.S. employees and a non-qualified deferred compensation plan in which the NEOs, certain other management employees and non-employee directors are eligible to participate. The 401(k) plan is a tax-qualified retirement savings plan pursuant to which all U.S. employees, including the NEOs, are permitted to contribute up to the limit prescribed by the Internal Revenue Service on a before-tax basis. The Company matches dollar for dollar of the first 3% of pay contributed to the 401(k) plan each year and one-half of the next 2% of pay contributed to the plan. The nonqualified deferred compensation plan is described under “Nonqualified Deferred Compensation” on page 38.

Compensation Recovery Policy

During fiscal 2018 our Board adopted a compensation recovery policy allowing it to require the repayment or forfeiture of any cash incentive compensation paid or granted to an NEO where the payment, grant or vesting of such compensation or award was based on the achievement of financial results that were subsequently the subject of a financial restatement and where that NEO was found to have engaged in fraud or willful misconduct which caused, or materially contributed to, the need for such restatement. In addition to the foregoing, our Chief Executive Officer and our Chief Financial Officer are subject to the compensation recovery provisions of Section 304 of the Sarbanes-Oxley Act.

Severance and Change in Control Payments

The Company’s Board has provided the NEOs with severance and change in control arrangements in order to promote stability and continuity, and to mitigate a potential disincentive for the executives to pursue and execute an acquisition of the Company, particularly where the services of these NEOs may not be required by the acquirer. For a more detailed description of the severance and change in control benefits provided to our NEOs, please see the discussion under “Employment Contracts and Change-In-Control Arrangements” beginning on page 39.

Other Compensation

Other elements of executive compensation include life and long-term disability insurance and health benefits. These benefits are also available to all regular, full-time U.S. employees of the Company, except that the Company pays the entire disability and health insurance premiums for the NEOs. The NEOs are also covered by a supplemental medical insurance program that reimburses the NEO for out-of-pocket eligible medical costs up to an annual limit of $100,000 per NEO, which is offered in order to provide market-competitive compensation to the NEOs. The Company payments for the NEOs pursuant to these other elements of compensation in fiscal 2017 are included in the “All Other Compensation” column in the Summary Compensation Table on page 34.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Code disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to its “covered employees.” Prior to the Tax Cuts and Jobs Act of 2017, covered employees generally consisted of a corporation’s chief executive officer and each of its other three highest compensated officers, other than its chief financial officer, and remuneration that qualified as “performance-based compensation” within the meaning of the Code was exempt from this $1.0 million deduction limitation. As part of the Tax Cuts and Jobs Act of 2017, the ability to rely on this exemption was, with certain limited exceptions, eliminated; in addition, the determination of the covered employees was generally expanded. In light of the repeal of the performance-based compensation exception to Section 162(m) of the Code, we may not be able to take a deduction for any compensation in excess of $1.0 million that is paid to a covered employee.

Taxation of Nonqualified Deferred Compensation

Section 409A of the Code requires that amounts that qualify as “nonqualified deferred compensation” satisfy requirements with respect to the timing of deferral elections, timing of payments, and certain other matters. Generally, the Compensation Committee intends to administer our executive compensation program and design individual compensation components, as well as the compensation plans and arrangements for our employees generally, so that they are either exempt from, or satisfy the requirements of, Section 409A.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers, individuals who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the payor may forfeit a deduction on the amounts subject to this additional tax. We are not obligated to provide any NEO with a “gross-up” or other reimbursement payment for any tax liability that he or she may owe as a result of the application of Sections 280G or 4999 in the event of a change in control of the Company.

Accounting for Stock-Based Compensation

The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our NEOs and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of stock-based compensation awards.

ASC Topic 718 requires us to recognize in our financial statements all share-based payment awards to employees, including grants of options to purchase shares of our common stock and restricted stock awards that may be settled for shares of our common stock to our NEOs, based on their fair values. For certain performance-based stock awards, we also must apply judgment in determining the periods when, and if, the achievement of the related performance targets becomes probable.

ASC Topic 718 also requires us to recognize the compensation cost of our share-based payment awards in our income statement over the period that an employee, including our NEOs, is required to render service in exchange for the award (which, generally, will correspond to the award’s vesting schedule).

Hedging and Pledging Practices

The Company prohibits short sales and transactions in derivatives of Company securities, including hedging transactions, for all NEOs and directors. In addition, NEOs and directors are strongly discouraged from pledging CalAmp securities in margin accounts or as collateral for loans.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Committee Report by reference therein.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2018.

COMPENSATION COMMITTEE

Amal Johnson, Chair

Jeffery Gardner

Jorge Titinger

Larry Wolfe

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the first five months of fiscal 2018, the Compensation Committee was comprised of Ms. Johnson and Messrs. Gardner, Moyer and Wolfe. Effective August 1, 2017, Mr. Titinger replaced Mr. Moyer on the Compensation Committee. There are no interlocks between the Company and other entities involving the Company’s officers and directors who serve as executive officers or directors of other entities.

SUMMARY COMPENSATION TABLE

The table below sets forth the compensation awarded to, earned by, or paid to each of the Company’s NEOs for the last three fiscal years.

				Equity Award Grant
				Date Fair Value (1)		Non-Equity Incentive Plan
Name and	Fiscal			Stock	Option	Compensation	All Other
Principal Position	Year	Salary	Bonus	Awards (2)	Awards (3)	(Bonus Plan)	Compensation	Total

Michael Burdiek	2018	$515,000	$–	$931,224	$929,596	$482,569	$34,644 (4)	$2,893,033

President and CEO	2017	515,000	–	1,011,402	1,078,073	54,111	67,671	2,726,257

	2016	475,000	–	1,343,172	462,927	481,586	29,889	2,792,574

Kurtis Binder (5)	2018	$217,700	$35,000	$550,050	$549,987	$133,770	$18,712 (6)	$1,505,219

Executive VP and CFO

Garo Sarkissian	2018	$300,000	$–	$200,155	$199,506	$157,920	$27,925 (7)	$885,506

SVP Corporate	2017	300,000	–	224,595	239,697	26,745	63,643	854,680

Development	2016	275,000	–	290,392	100,473	152,665	27,177	845,707

Richard Vitelle (8)	2018	$350,000	$–	$–	$–	$215,093	$31,278 (9)	$596,371

Executive VP and	2017	350,000	–	404,271	431,275	32,441	44,015	1,262,002

former CFO	2016	330,000	–	526,390	181,227	225,838	27,312	1,290,767

(1)

The grant date fair value of equity awards is calculated in accordance with ASC Topic 718 for stock-based compensation and excludes the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used with respect to the valuation of these equity awards are set forth in Note 12 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K, filed with the SEC on May 10, 2018. The actual amounts realized by the NEOs may be higher or lower than the equity award fair values shown in this table.

(2)

This column includes time-vested restricted stock awards and, in fiscal year 2016, performance-based stock unit (“PSU”) awards. The fair value of restricted stock awards was calculated as the number of shares awarded multiplied by the closing stock price on the grant date.

(3)

This column includes conventional time-vested stock options and, in fiscal years 2018 and 2017, performance-based stock options. The fair value of the conventional stock option grants was computed using the Black-Scholes option pricing model, while the fair value of the performance-based stock options was calculated using a combination of a Monte Carlo simulation model and a lattice model, as these awards contain market conditions.

(4)

Amount consists of $12,975 for Company matching contributions under the 401(k) Plan, $8,996 under an executive medical cost reimbursement program, and $12,673 for health, disability and life insurance premiums paid by the Company for the benefit of Mr. Burdiek.

(5)

Mr. Binder was appointed Executive Vice President and CFO on July 17, 2017. His annual base salary is $350,000 and he received a $35,000 signing bonus pursuant to the provisions of his employment agreement.

(6)

Amount consists of $6,587 for Company matching contributions under the 401(k) Plan, $5,291 under an executive medical cost reimbursement program, and $6,834 for health, disability and life insurance premiums paid by the Company for the benefit of Mr. Binder.

(7)

Amount consists of $7,474 for Company matching contributions under the 401(k) Plan, $8,996 under an executive medical cost reimbursement program, and $11,455 for health, disability and life insurance premiums paid by the Company for the benefit of Mr. Sarkissian.

(8)	Mr. Vitelle served as CFO until July 17, 2017, when Mr. Binder joined the Company. Mr. Vitelle is scheduled to retire from the Company effective August 1, 2018.

(9)

Amount consists of $13,894 for Company matching contributions under the 401(k) Plan, $6,070 under an executive medical cost reimbursement program, and $11,314 for health, disability and life insurance premiums paid by the Company for the benefit of Mr. Vitelle.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2018

The table below sets forth the grants of plan-based awards made to the NEOs during fiscal 2018.

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise or	Grant Date
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	Base Price	Fair Value
		Under Non-Equity			Under Equity Incentive			Shares of	Securities	of Option	of Stock
	Grant	Incentive Plan Awards (1)			Plan Awards (#)			Stock or	Underlying	Awards	and Option
Name	Date	Threshold	Target	Maximum	Threshold	Target (2)	Maximum	Units (#) (3)	Options (#) (3)	($/Sh.)	Awards ($)

Michael Burdiek

Incentive cash award	4/14/17	$0	$515,000	$772,500

Performance-based options	7/28/17				--	39,200	--			$19.32	$464,912 (4)

Restricted stock award	7/28/17							48,200			$931,224

Option award	7/28/17								51,920	$19.32	$464,684

Kurtis Binder

Incentive cash award	7/17/17	$0	$141,486	$261,205

Performance-based options	7/17/17				--	23,180	--			$19.30	$274,915 (4)

Restricted stock award	7/17/17							28,500			$550,050

Option award	7/17/17								30,700	$19.30	$275,072

Garo Sarkissian

Incentive cash award	4/14/17	$0	$165,000	$330,000

Performance-based options	7/28/17				--	8,400	--			$19.32	$99,624 (4)

Restricted stock award	7/28/17							10,360			$200,155

Option award	7/28/17								11,160	$19.32	$99,882

Richard Vitelle (5)

Incentive cash award	4/14/17	$0	$227,500	$420,000

(1)

The amounts shown in these columns represent the Threshold, Target and Maximum payout levels under the fiscal 2018 NEO bonus plan. The actual bonus amount paid to each NEO for fiscal 2018 is reported under the “Non-Equity Incentive Plan (Bonus Plan)” column of the Summary Compensation Table on page 34.

(2)

Messrs. Burdiek, Binder and Sarkissian were granted performance-based stock options in July 2017. These awards vest 25% annually over four years, and cannot be exercised until the Company’s stock price has closed at or above $25.12 for the performance options granted to Messrs. Burdiek and Sarkissian and $25.09 for the performance options granted to Mr. Binder, which amounts are 130% of the option exercise prices, for at least 30 consecutive trading days.

(3)	The restricted stock and stock option awards vest 25% annually over four years.

(4)	Represents the fair value of the performance-based stock options calculated using the grant date fair value of $11.86 per option. This fair value was determined using a Monte Carlo simulation model.

(5)	Pursuant to the separation and transition services agreement entered into between Mr. Vitelle and the Company in July 2017, he was not eligible to receive new equity award grants in fiscal 2018.

OUTSTANDING EQUITY AWARDS AT THE END OF FISCAL 2018

The following table sets forth the outstanding equity awards of each NEO as of the end of fiscal 2018. All outstanding option awards reported in this table expire 10 years from the date of grant and vest in equal annual installments over four years from the applicable grant date, with the exception of the performance-based option awards shown in the “Equity Incentive Plan Awards” column that are subject to both satisfaction of performance criteria and a four year vesting period. The outstanding stock awards reported in this table represent restricted stock that vests in equal annual installments over four years from the applicable grant date, with the exception of the performance-based awards shown below in the “Equity Incentive Plan Awards” columns that are subject to both satisfaction of performance criteria and vesting at the end of the 36-month performance measurement period.

		Option Awards					Stock Awards
									Equity Incentive
				Equity					Plan Awards:
				Incentive						Market or
				Plan					Number of	Payout Value
				Awards:					Unearned	of Unearned
		Number of	Number of	Number of				Market	Shares,	Shares,
		Securities	Securities	Securities			Number of	Value of	Units or	Units or
		Underlying	Underlying	Underlying		Option	Shares of	Shares of	Other	Other
		Unexercised	Unexercised	Unexercised	Option	Expir-	Stock That	Stock That	Rights That	Rights That
Name and	Grant	Options (#)	Options (#)	Unearned	Exercise	ation	Have Not	Have Not	Have Not	Have Not
Position	Date	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)

Michael Burdiek	07/30/09	50,000	0	0	1.80	07/30/19

President & CEO	07/29/10	36,000	0	0	2.34	07/29/20

	06/01/11	100,000	0	0	3.22	06/01/21

	07/31/12	33,000	0	0	7.53	07/31/22

	07/25/13	33,200	0	0	15.14	07/25/23

	07/29/14	26,625	8,875	0	17.47	07/29/24	10,725	$250,965

	07/28/15	24,650	24,650	0	17.54	07/28/25	26,150	611,910	19,400	$453,960

	07/26/16	34,750	104,250	0	14.49	07/26/26	52,350	1,224,990

	07/28/17	0	51,920	39,200	19.32	07/28/27	48,200	1,127,880

Kurtis Binder	07/17/17	0	30,700	23,180	19.30	07/17/27	28,500	$666,900

Executive VP & CFO

Garo Sarkissian	07/24/08	5,000	0	0	2.13	07/24/18

SVP Corporate	07/30/09	20,000	0	0	1.80	07/30/19

Development	07/29/10	20,000	0	0	2.34	07/29/20

	07/28/11	16,000	0	0	3.73	07/28/21

	07/31/12	11,000	0	0	7.53	07/31/22

	07/25/13	8,400	0	0	15.14	07/25/23

	07/29/14	5,175	1,725	0	17.47	07/29/24	2,250	$52,650

	07/28/15	5,350	5,350	0	17.54	07/28/25	5,650	132,210	4,200	$98,280

	07/26/16	7,725	23,175	0	14.49	07/26/26	11,625	272,025

	07/28/17	0	11,160	8,400	19.32	07/28/27	10,360	242,424

Richard Vitelle	07/30/09	30,000	0	0	1.80	07/30/19

Executive VP	07/29/10	30,000	0	0	2.34	07/29/20

and former CFO (1)	07/28/11	24,000	0	0	3.73	07/28/21

	07/31/12	14,000	0	0	7.53	07/31/22

	07/25/13	11,600	0	0	15.14	07/25/23

	07/29/14	12,675	4,225	0	17.47	07/29/24	5,075	$118,755

	07/28/15	9,650	9,650	0	17.54	07/28/25	10,250	239,850	7,600	$177,840

	07/26/16	13,900	41,700	0	14.49	07/26/26	20,925	489,645

(1)

Pursuant to a separation and transition services agreement between Mr. Vitelle and the Company entered into in July 2017, he will retire from the Company on August 1, 2018, at which time his unvested stock options and restricted stock awards will become fully vested.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2018

The following table sets forth the number of shares acquired upon exercise of options or vesting of shares (restricted stock and performance stock units) of each NEO during the fiscal year ended February 28, 2018, and the associated value realized.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
Name and Position	On Exercise (#)	Exercise ($)	On Vesting (#)	Vesting ($)

Michael Burdiek President and CEO	50,000	$921,361	54,833	$1,063,760

Garo Sarkissian SVP Corporate Development	20,000	$323,548	12,224	$237,177

Richard Vitelle Executive VP and former CFO	70,000	$1,553,082	22,312	$432,758

NONQUALIFIED DEFERRED COMPENSATION

During fiscal 2014, the Company adopted a nonqualified deferred compensation plan (the “Deferred Compensation Plan”) in which the NEOs, certain other management employees and non-employee directors are eligible to participate. NEOs and other eligible employees can defer up to 75% of their base salary and up to 100% of their cash bonus. The Company does not make any contributions to the accounts of participants under the Deferred Compensation Plan. Amounts deferred under the Deferred Compensation Plan are generally paid upon a participant’s retirement or termination of employment, although distributions can occur earlier if the participant elects to receive his or her deferral on a fixed date prior to his or her retirement.

All of the investment options available under the Deferred Compensation Plan are equity, bond and money market mutual funds similar in nature to the investment choices available under the Company’s 401(k) defined contribution plan. Investment gains and losses in a participant’s account under the Deferred Compensation Plan are based solely upon the investment selections made by the participant.

Compensation deferral elections by non-employee directors are described under the heading “Compensation of Directors” on page 7. The following table presents the NEO contributions to this nonqualified deferred compensation plan, earnings thereon and fiscal year-end account balances for fiscal 2018; Mr. Binder did not participate in the Deferred Compensation Plan in fiscal 2018.

	Executive Contributions in Last FY (1)	Company Contributions in Last FY	Aggregate Earnings (Losses) in Last FY (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (3)
Michael Burdiek President & CEO	$173,826	$0	$219,601	$213,762	$1,744,872

Garo Sarkissian SVP Corp. Dev.	$0	$0	$3,624	$20,534	$0

Richard Vitelle Exec. VP & former CFO	$294,179	$0	$118,669	$0	$1,031,472

(1)	Amounts in this column are included in the Salary and/or Non-Equity Incentive Compensation Plan columns of the Summary Compensation Table on page 34.

(2)	These investment earnings are not included in the compensation amounts reported in the Summary Compensation Table on page 34.

(3)

Amounts in this column include $1,562,246, $-0- and $543,672 for Messrs. Burdiek, Sarkissian and Vitelle, respectively, that were previously reported as salary or bonuses in the Summary Compensation Table of previously filed proxy statements.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

The Company has entered into change-in-control and salary continuation agreements with Messrs. Burdiek, Binder and Sarkissian designed to protect such executives against the loss of their positions as a result of termination without Cause or termination for Good Reason both in conjunction and not in conjunction with a Change in Control, in which:

•

“Cause” is defined as the occurrence or existence of any of the following with respect to the covered executive officer, as determined by a majority of the directors of the Board: (i) unsatisfactory performance of the officer’s duties or responsibilities, after written notice and reasonable opportunity to cure; (ii) willful failure to follow any lawful directive of the Company or Board consistent with the officer’s position and duties, after written notice and reasonable opportunity to cure; (iii) material breach by the officer of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of its affiliates that has not been approved by a majority of the disinterested directors of the Board; (iv) commission of any willful or intentional act that could reasonably be expected to materially injure the property, reputation, business or business relationships of the Company or its customers; or (v) the conviction or the plea of “no contest” to a felony involving moral turpitude;

•

“Good Reason” is defined as (i) a material change or reduction in the officer’s authority, duties and responsibilities following a Change in Control; (ii) transfer of the officer to another work location that is materially further away from the officer’s current primary residence than the officer’s current work location; or (iii) a material reduction in the officer’s base salary made without the officer’s consent; and

•

“Change in Control” is defined as the first to occur of: (i) the sale or other transfer of all or substantially all of the assets of the Company to any person or group; (ii) the adoption of a plan of liquidation or dissolution of the Company; (iii) the merger or consolidation of the Company with or into another entity, or the merger of another entity into the Company or any subsidiary of the Company, in each case with the effect that immediately after the transaction the stockholders of the Company hold less than 50% of the total voting power of all securities entitled to vote in the election of directors, managers or trustees of the entity surviving such merger or consolidation; or (iv) the acquisition by any person or group of more than 50% of the voting power of all securities of the Company entitled to vote in the election of directors of the Company.

If a NEO is terminated without Cause or terminated with Good Reason not in conjunction with a Change in Control, the NEO is entitled to severance in the form of continuation of payments of base salary for 6 months and COBRA premiums for 12 months in the case of Messrs. Burdiek and Binder, and payments of base salary for 3 months and COBRA premiums for 6 months in the case of Mr. Sarkissian. For illustrative purposes, if these salary and benefit continuation provisions had been triggered as of the end of fiscal 2018 for any of these NEOs, the total salary continuation benefits payable would have been $257,500 for Mr. Burdiek, $175,000 for Mr. Binder and $75,000 for Mr. Sarkissian, and the COBRA premium benefits payable would have been $27,100 for Mr. Burdiek, $27,100 for Mr. Binder and $13,500 for Mr. Sarkissian. In addition, pursuant to a termination described in this paragraph, the executives’ unvested equity awards would continue to vest for a period of six months (or three months in the case of Mr. Sarkissian) following such termination. For illustrative purposes, if these provisions had been triggered as of the end of fiscal 2018, the value of the continued post-employment vesting of equity awards for each of the NEOs would have been as follows (based on the closing price of the Company’s Common Stock at the end of fiscal 2018 of $23.40 per share):

Name and Position	Value of Continued Post- Employment Vesting
Michael Burdiek, President & CEO		$1,962,000
Kurtis Binder, Executive VP and CFO		$198,000
Garo Sarkissian, SVP Corporate Development	$	- 0 -

If a NEO is terminated without Cause or the NEO terminates his employment for Good Reason within the 3-month period immediately preceding or the 12-month period immediately following a Change in Control, then the NEO is entitled to severance in the form of continuation of payments of base salary and COBRA premiums for 18 months (or 12 months in the case of Mr. Sarkissian), and pro rata Target bonus for the then current fiscal year. For illustrative purposes, if the Change in Control provisions had been triggered as of the end of fiscal 2018 for Mr. Burdiek, Mr. Binder or Mr. Sarkissian, the salary continuation benefits payable would have been $772,500 for Mr. Burdiek, $525,000 for Mr. Binder and $300,000 for Mr. Sarkissian, the COBRA premium benefits payable would have been $40,600 for Mr. Burdiek, $40,600 for Mr. Binder and $27,100 for Mr. Sarkissian, and the bonus payable would have been $515,000 for Mr. Burdiek, $227,500 for Mr. Binder and $165,000 for Mr. Sarkissian.

The employment agreements of the NEOs also provide that if employment with the Company is terminated without Cause or for Good Reason within 3 months prior to or 12 months following a Change in Control, 100%, 75% and 50% of the then unvested equity awards held by Messrs. Burdiek, Binder and Sarkissian, respectively, would become immediately vested. For illustrative purposes, if these provisions had been triggered as of the end of fiscal 2018, the value of the accelerated equity award vesting for each of the NEOs would have been as follows (based on the closing price of the Company’s Common Stock at the end of fiscal 2018 of $23.40 per share):

Name and Position	Value of Accelerated Equity Award Vesting
Michael Burdiek, President & CEO	$5,167,000
Kurtis Binder, Executive VP and CFO	$666,000
Garo Sarkissian, SVP Corporate Development	$563,000

The employment agreements of Messrs. Burdiek, Binder and Sarkissian continue in effect until May 31, 2020, and are subject to biennial review and renewal. If renewed, the employment agreement will provide for a minimum of two years of coverage; provided, however, that failure by the Company to renew the agreement constitutes termination without Cause.

In July 2017, in connection with the hiring of Mr. Binder as the Company’s new CFO, Mr. Vitelle entered into a separation and transition services agreement with the Company pursuant to which his employment will continue as an executive vice president through August 1, 2018, at which time he will retire from the Company and his then-unvested equity awards, consisting of 32,625 stock options and 19,075 restricted stock shares, will become fully vested.

CEO PAY RATIO

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing disclosure regarding the ratio of the annual total compensation of Mr. Burdiek, our CEO, to the median of the total annual compensation of our employees other than Mr. Burdiek. We identified our employee with the median annual compensation using total cash compensation for calendar year 2017 of all employees who were employed by us on December 31, 2017, at which date our global workforce consisted of 838 employees, of which 752 were U.S. employees and 86 were non-U.S. employees. In calculating the median compensated employee we excluded our employees in Canada (4), Ireland (5), New Zealand (4) and the United Kingdom (5) (a total of 18 individuals which represents 2.1% of our global workforce, who were excluded pursuant to the de minimis exemption of Item 402(u) of the SEC’s rules). As a result, we determined our median compensated employee based on 820 employees. We did not include any contractors or other non-employee workers in our employee population. We annualized the compensation for any full-time and part-time employees who commenced work during calendar 2017. We believe total cash compensation for all employees is reasonable to use as a consistently applied compensation measure because we do not have a broad based equity award plan. We selected December 31, 2017, which is within the last three months of our fiscal 2018, for the date as of when we would identify the employee with the median annual compensation, because it enabled us to make such identification in a reasonably efficient and economical manner.

After identifying the employee with the median total cash compensation for the 12 months ended December 31, 2017, we calculated total compensation for this employee for the fiscal year ended February 28, 2018 using the same methodology that we use for our NEOs in the Summary Compensation Table shown on page 34 of this proxy statement.

For fiscal 2018, the total compensation of our CEO was $2.9 million and the total compensation of our employee with median annual compensation was $68,250. Accordingly, we estimated our CEO Pay Ratio for fiscal 2018 to be 42 to 1.

STOCK PERFORMANCE GRAPH

The following graph and table compares the Company’s stock performance to three stock indices over a five-year period assuming a $100 investment was made on the last day of fiscal year 2013.

Years Ended February 28,	2013	2014	2015	2016	2017	2018
CalAmp Corp.	100	293	175	167	148	214
Nasdaq Composite Index	100	138	161	150	194	244
Nasdaq Electronic Components	100	136	146	125	168	197
Nasdaq Telecommunications	100	103	117	124	138	133

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the SEC, the National Association of Securities Dealers and the Company. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file, or late filing, of such reports with respect to the fiscal year ended February 28, 2018. Based solely upon a review of reports delivered to the Company during this period, all of these filing requirements were satisfied on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has adopted a written policy pursuant to which material transactions between the Company and its NEOs, directors, nominees for election as directors and principal stockholders (i.e., stockholders owning beneficially five percent or more of the outstanding voting securities of the Company) and members of the immediate family of any of the foregoing persons, shall be submitted to the Board for approval by a disinterested majority of the directors voting with respect to the transaction. For this purpose, a transaction is deemed material if such transaction, alone or together with a series of similar transactions during the same fiscal year, involves an amount that exceeds $60,000. No such transactions occurred during fiscal 2018.

ANNUAL REPORT

Our consolidated financial statements for our fiscal year ended February 28, 2018 are included in our Annual Report on Form 10-K. This Proxy Statement and our Annual Report are posted on the Investor Relations section of our website at https://investors.calamp.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to CalAmp, 15635 Alton Parkway, Suite 250, Irvine, California, 92618, Attention: Corporate Secretary, or by calling (949) 600-5600.

STOCKHOLDER PROPOSALS

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of our stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2019 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than February 14, 2019 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our bylaws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement but that a stockholder instead wishes to present directly at an annual meeting. Under our bylaws, notice of such nomination or stockholder proposal for the 2019 annual meeting of stockholders must be delivered to the Corporate Secretary at the above address not earlier than the close of business (as defined in the bylaws) on March 27, 2019, and not later than the close of business on April 26, 2019.

If the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary of our annual meeting for the prior year, then the notice of a nomination or stockholder proposal must be delivered no earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of the 90th day prior to the meeting or the 10th day after the Company first makes a public announcement of the meeting date.

All nominations and stockholder proposals submitted under our bylaws must comply with the requirements of the bylaws. The presiding officer of the annual meeting may refuse to acknowledge or introduce any such matter if notice of the matter is not received within the applicable deadlines or does not comply with our bylaws.

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING AND VOTING

What is a proxy?

A proxy is your legal designation of another person to vote the shares of stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card or voting by telephone or over the Internet. We have designated our Chairman, A.J. “Bert” Moyer, and our President and CEO, Michael Burdiek, to serve as proxies for the Annual Meeting.

Why am I receiving these proxy materials?

The Board of CalAmp is providing these proxy materials to you in connection with the solicitation of proxies for use at our Annual Meeting to be held virtually via live audio webcast on Wednesday, July 25, 2018, at 10:00 a.m. Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein.

The Company intends to commence mailing to all stockholders of record entitled to vote at the Annual Meeting the Notice of Internet Availability of Proxy Materials (the “Notice”) on or about June 14, 2018. Additionally, the Company intends to post its Annual Report to Stockholders, this Proxy Statement and accompanying proxy card on the Internet at https://investor.calamp.com on or about June 14, 2018. We will mail printed copies of the proxy materials to stockholders who request them.

The Company’s principal executive office is located at 15635 Alton Parkway, Suite 250, Irvine, CA 92618 and its telephone number is (949) 600-5600.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full paper copy of this Proxy Statement and Annual Report to Stockholders?

We are acting under an SEC rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send its stockholders a notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials may be found in the Notice. If you would prefer to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, please follow the instructions contained in the Notice.

What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner?

Most of our stockholders hold their shares through a broker or bank rather than directly in their own name. As summarized below, there are some distinctions between shares held “of record” and those owned “beneficially”.

Stockholder of Record. If your shares are held in certificate or book entry form that is registered directly in your name with our transfer agent, American Stock Transfer, you are considered, with respect to those shares, the “Stockholder of Record.” As the Stockholder of Record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner of Shares Held in Street Name. If your shares are held in electronic form in a brokerage or bank account, you are considered to be the “Beneficial Owner” with respect to those shares, and those shares are considered to be held in “street name”. In this case, the broker or bank that holds your shares on your behalf is considered to be the Stockholder of Record.

How do I vote? (Voting Procedures)

Your vote is very important. Even if you plan to attend the virtual Annual Meeting, we recommend that you submit your vote prior to the meeting, so that your vote will be counted if you later decide not to attend the meeting. You may vote your shares by one of several means, as described below:

Stockholders of Record may vote their shares by one of the following methods:

1.	By Mail

You may complete, sign and date the proxy card and return it in the prepaid envelope provided. If a Stockholder of Record returns the signed proxy card but does not indicate his or her voting preferences, the persons named in the proxy will vote the shares represented by that proxy as recommended by the Board.

2.	By Telephone or the Internet

Call the toll-free telephone number on the proxy card and follow the recorded instructions, or access the secure website www.proxyvote.com through the Internet and follow the instructions. Please note that the telephone and Internet voting facilities will close at 11:59 p.m. Eastern Time on July 24, 2018, the day before the Annual Meeting.

3.	Online at the Virtual Annual Meeting by Webcast

Stockholders of Record may vote their shares online at the virtual Annual Meeting by webcast. Please make sure that you have your Notice, proxy card or voting instruction form available and carefully follow the instructions.

Beneficial Owners may vote their shares by one of the following methods:

1.	By Mail

You may vote by signing, dating and returning your voting instruction form that was provided to you by the broker or bank that holds your shares in the pre-addressed envelope provided.

2.	By Methods Listed on Voting Instruction Form

Please refer to your voting instruction form or other information provided by the broker or bank that holds your shares to determine whether you may vote by telephone or via the Internet, and follow the instructions on the voting instruction form or other information provided by the broker or bank.

3.	Online at the Virtual Annual Meeting by Webcast

If you are a Beneficial Owner of shares held in street name, please follow the voting instructions provided by your bank, brokerage firm or other nominee through which you hold your shares.

Beneficial Owners should note that the Election of Directors (Proposal One), Say-on-Pay (Proposal Two), the proposal on the frequency of holding future Say-on-Pay votes (Proposal Three), and the approval of the Company’s 2018 Employee Stock Purchase Plan (Proposal Four) are “non-discretionary” items. If you are a Beneficial Owner and you do not instruct your broker or bank how to vote with respect to the Election of Directors, your broker or bank may not vote with respect to any of these four proposals and those votes will be counted as “broker non-votes”. See “What if I don’t vote for all of the items listed on my proxy card, or what happens if I abstain or my broker does not vote?” for more information regarding broker non-votes.

When and how will the Annual Meeting be held?

The Annual Meeting will be held virtually, via live audio webcast on Wednesday, July 25, 2018, at 10:00 a.m. Pacific Time.

Who is soliciting my vote?

The proxy is solicited on behalf of the Board. The proxy will be used at our Annual Meeting. The only solicitation materials to be sent to stockholders will be this Proxy Statement and the accompanying proxy card. The Board does not intend to use specially engaged employees or paid solicitors to solicit proxies, although it reserves the right to do so. The Board also intends to solicit the proxies held on behalf of stockholders by brokers or banks. The Company will pay all reasonable expenses incurred by such holders for mailing the solicitation material to the stockholders for whom they hold shares. All solicitation expenses are being paid by the Company.

Who is entitled to vote at the Annual Meeting?

Holders of our Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. Each share of Common Stock will be entitled to one vote.

As of the Record Date, we had 35,536,775 shares of outstanding Common Stock, which were held by approximately 1,300 Stockholders of Record.

What is the purpose of the Annual Meeting or what proposals will be voted on at the Annual Meeting?

You are being asked to vote on five proposals:

•	the election of seven directors to serve until our next annual meeting of stockholders or in each case until their successor is duly elected and qualified;

•

the approval on a non-binding, advisory basis of the compensation of CalAmp’s named executive officers (“NEOs”), as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (“Say-on-Pay”);

•	an advisory vote on the frequency of holding future Say-on-Pay votes;

•	the approval of the Company’s 2018 Employee Stock Purchase Plan (“ESPP”);

•	the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2019; and

•	any other business that may properly come before the 2018 Annual Meeting and any postponements or adjournments thereof.

What are the Board’s recommendations on the five proposals to be voted on at the Annual Meeting?

The Board recommends a vote:

•	FOR the election of the seven nominees for director identified in Proposal One;

•	FOR the approval on a non-binding, advisory basis of the compensation of our NEOs in Proposal Two as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC;

•	FOR every “One Year” as the frequency of holding future Say-on-Pay votes in Proposal Three;

•	FOR the approval of the Company’s 2018 Employee Stock Purchase Plan in Proposal Four;

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2019 in Proposal Five; and

How many votes do I have?

You will have one vote for each share of our Common Stock you owned at the close of business on the Record Date, provided those shares are either held directly in your name as the Stockholder of Record or were held for you as the Beneficial Owner through a broker or bank.

How many votes can be cast by all stockholders?

We had 35,536,775 shares of Common Stock outstanding and entitled to vote on the Record Date.

How many votes must be present to hold the Annual Meeting, i.e., what constitutes a quorum?

A quorum, which is a majority of our outstanding shares as of the Record Date, must be present by remote communication or by proxy in order to hold the Annual Meeting and to conduct business. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum. Your shares will be counted as being present at the meeting if you attend the Annual Meeting by remote communication or if you submit a properly executed proxy card.

If a quorum is not present, either by remote communication or by proxy, at the Annual Meeting, the stockholders who are so present may adjourn the Annual Meeting until a quorum is present. The time and place of any adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given, unless the adjournment is for more than 30 days, or if after the adjournment a new record date is set for the adjourned meeting.

How many votes are required to elect the directors and adopt the other proposals?

The vote required and method of calculation for the proposals to be considered at the Annual Meeting are as follows:

Election of directors. Our bylaws include a majority vote standard for uncontested director elections. Since the number of nominees does not exceed the number of directors to be elected at the Annual Meeting, the election of each director nominee requires a majority of the votes cast with respect to the nominee at the Annual Meeting. A “majority of the votes cast” means that the number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” such nominee’s election. Abstentions and broker non-votes will have no effect on the outcome of the director vote.

Say-on-Pay. The affirmative vote of a majority of the outstanding shares of our Common Stock that are present by remote communication or by proxy and entitled to vote on the proposal is required for approval. Because your vote on the Say-on-Pay proposal is advisory, it will not be binding on the Board, the Compensation Committee of the Board or CalAmp. However, the Board will review the voting results and take them into consideration when making future decisions about executive compensation. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Frequency of holding future Say-on-Pay votes. Approval of a frequency for holding future Say-on-Pay votes requires the affirmative vote of a majority of the outstanding shares of our Common Stock that are present by remote communication or by proxy and entitled to vote on the proposal. However, if none of the frequency alternatives (“one year,” “two years” or “three years”) receives a majority vote, the frequency (“one year,” “two years” or “three years”) that receives the greatest number of votes cast by those outstanding shares of our Common Stock that are present by remote communication or by proxy and entitled to vote on the proposal will be deemed to be the frequency selected by our stockholders for this advisory vote.

Approval of the Company’s 2018 Employee Stock Purchase Plan. The affirmative vote of a majority of the shares of our Common Stock that are present, by remote communication or by proxy and entitled to vote on the proposal is necessary to approve the Company’s 2018 Employee Stock Purchase Plan. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Ratification of the appointment of Deloitte & Touche LLP. For the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2019, the affirmative vote of a majority of the shares present, represented and entitled to vote on this proposal will be required for approval. Abstention will have the same effect as a vote against this proposal. Broker non-votes are not expected to result on this proposal.

What if I don’t vote for some of the items listed on my proxy card but I deliver a signed proxy card?

If you return your signed proxy card or voting instruction form but do not mark selections, it will be voted in accordance with the recommendations of the Board. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction form, the shares will be voted in accordance with your instructions.

What is the effect if I don’t cast my vote?

Stockholders of Record – If you are a Stockholder of Record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Beneficial Owner – If you are a Beneficial Owner of shares held in “street name”, it is critical that you cast your vote if you want it to count in the election of directors (Proposal One), the advisory vote on executive compensation (Proposal Two), the advisory vote on the frequency of holding future Say-on-Pay votes (Proposal Three), and the proposal to adopt the Company’s 2018 Employee Stock Purchase Plan (Proposal Four). If you hold your shares in street name and you do not instruct your bank or broker how to vote on Proposals One, Two, Three and Four, no votes will be cast on your behalf. Your bank or broker will, however, have discretion to vote any uninstructed shares on the ratification of the appointment of Deloitte & Touche LLP as our independent auditing firm (Proposal Five).

What if I don’t vote for all of the items listed on my proxy card, or what happens if I abstain or my broker does not vote?

If your proxy indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the Annual Meeting. Because the election of directors (Proposal One) is determined by a majority of votes cast with respect to each nominee, if you abstain from voting with respect to one or more nominees, your abstention will have no effect on the voting outcome for the election of that nominee. If you abstain from voting on the advisory vote on CalAmp’s executive compensation (Proposal Two), the proposal to adopt the Company’s 2018 Employee Stock Purchase Program (Proposal Four) or the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (Proposal Five), your abstention will have the same effect as a vote against these proposals.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the Beneficial Owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may vote your shares “for” routine matters but expressly indicate that the broker is NOT voting on non-routine matters. A “broker non-vote” occurs when a broker expressly indicates on a proxy that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.

If you are a Beneficial Owner and your broker holds your shares in its street name, the broker is permitted to vote your shares on the approval of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal Five) even if the broker does not receive voting instructions from you. However, if you are a Beneficial Owner your broker or bank does not have discretionary authority to vote on the election of directors (Proposal One), the advisory vote on executive compensation (Proposal Two), the advisory vote on the frequency of holding future Say-on-Pay votes (Proposal Three), or the proposed adoption of the Company’s 2018 Employee Stock Purchase Plan (Proposal Four). So it is very important that you instruct your broker or bank how to vote on these proposals.

What is the voting requirement to approve each of the proposals discussed in this Proxy Statement?

The voting requirement to approve each of the proposals is as follows:

•	A majority of the votes cast for each nominee is required for the election of directors (Proposal One).

•

The affirmative vote of the holders of a majority of the shares of Common Stock present, by remote communication or by proxy, at the Annual Meeting and entitled to vote is required to approve the advisory vote on CalAmp’s executive compensation (Proposal Two), to adopt the Company’s 2018 Employee Stock Purchase Plan (Proposal Four), and to ratify the appointment of Deloitte & Touche LLP as CalAmp’s independent registered public accounting firm (Proposal Five).

•

For Proposal Three, approval of a frequency for holding future Say-on-Pay votes requires the affirmative vote of a majority of the outstanding shares of our Common Stock that are present by remote communication or by proxy and entitled to vote on the proposal. However, if none of the frequency alternatives (“one year,” “two years” or “three years”) receives a majority vote, the frequency (“one year,” “two years” or “three years”) that receives the greatest number of votes cast by those outstanding shares of our Common Stock that are present by remote communication or by proxy and entitled to vote on the proposal will be deemed to be the frequency selected by our stockholders for this advisory vote.

What should I do if I change my mind after submitting a proxy?

If you are a Stockholder of Record, you may revoke a previously submitted proxy at any time before it is voted at the Annual Meeting. In order to revoke a proxy, you must do one of the following prior to the taking of the vote at the Annual Meeting:

•	Provide written notice of revocation to Corporate Secretary, c/o CalAmp Corp., 15635 Alton Parkway, Suite 250, Irvine, California, 92618;

•	Deliver a valid proxy bearing a later date or submit a new later dated proxy by telephone or over the Internet; or

•	Voting in person by attending the virtual Annual Meeting by webcast.

If you are a Beneficial Owner of shares held in street name though a bank, brokerage firm or other nominee, you may submit new voting instructions by:

•	Submitting new voting instructions in the manner stated in the instructions provided by your nominee; or

•	By voting your shares online at the Annual Meeting

All shares that have been properly voted by proxy without timely revocation will be voted at the Annual Meeting.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of Stockholders of Record entitled to vote at the 2018 Annual Meeting will be available for review by any stockholder for any purpose related to the meeting for 10 days prior to the meeting at our principal executive offices at 15635 Alton Parkway, Suite 250, Irvine, California 92618, and online during the meeting at www.virtualshareholdermeeting.com/calamp2018. If you wish to review the list of stockholders prior to the 2018 Annual Meeting, please contact Stephen Moran, our General Counsel and Corporate Secretary, to make arrangements.

Will stockholders be entitled to cumulative voting?

No, stockholders may not use cumulative voting because our current certificate of incorporation does not provide for this. If cumulative voting were applicable, stockholders would be able to cast a number of votes equal to the number of shares of stock held by the stockholder and to cast all those votes for a single director nominee or to distribute them among two or more nominees.

What happens if additional matters are presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?

CalAmp will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials. We may also reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses associated with forwarding these proxy materials to you. Proxies may also be solicited by certain of our directors, officers and other employees, without additional compensation, personally or by other means.

Who will tabulate the votes?

Broadridge Investor Communications Services will tabulate the proxies and will provide the Company with the preliminary results of the voting on the day of the Annual Meeting.

What is the deadline for receipt of stockholder proposals for next year’s annual meeting or to nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at future stockholder meetings, as described below:

Requirements for stockholder proposals to be considered for inclusion in our proxy materials – Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of our stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2019 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than February 14, 2019 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for stockholder proposals to be brought before an annual meeting – Our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made (1) by or at the direction of the Board; or (2) by any stockholder entitled to vote at the meeting who has timely delivered written notice to our Corporate Secretary during the Notice Period (as defined below), which notice must contain the information specified in the bylaws, including information concerning the nominees and concerning the stockholder proposing such nominations. However, if a stockholder wishes only to recommend a candidate for consideration by the Governance and Nominating Committee as a potential nominee for director, see the procedures discussed below under the heading “Governance and Nominating Committee” beginning on page 6.

Our bylaws also provide that the only business that may be conducted at an annual meeting is business that is brought (1) pursuant to the notice of meeting (or any supplement thereto), (2) by or at the direction of the Board, or (3) by a stockholder entitled to vote at the meeting who has timely delivered written notice to our Corporate Secretary which sets forth all information required by our bylaws during the Notice Period (as defined below).

The “Notice Period” for our 2019 Annual Meeting of Stockholders is not earlier than the close of business (as defined in the bylaws) on March 27, 2019 and not later than the close of business on April 26, 2019.

If a stockholder who has notified us of his or her intention to present a nomination or other proposal at an annual meeting does not appear to present it at such meeting, we need not present the nomination or proposal for vote at such meeting.

How can I communicate with CalAmp’s outside directors?

Stockholders may contact any of our directors by writing to them c/o the Corporate Secretary, CalAmp Corp., 15635 Alton Parkway, Suite 250, Irvine, California, 92618.

Where can I view CalAmp’s corporate documents and SEC filings?

Our website contains our Code of Business Conduct and Ethics (the “Code of Business Conduct”), charters of our Board committees and SEC filings, including Section 16 filings by our officers and directors. To view these materials, go to www.calamp.com. For the Code of Business Conduct and charters, from the home page click on the “Company” tab, then click on “Corporate Governance”. For SEC filings, from the home page click on the “Company” tab, then the “Investor Relations” tab, and then the “SEC Filings” tab.

How do I find out the voting results?

We have engaged Broadridge Investor Communications Services to serve as the vote tabulator for the Annual Meeting. Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in a Current Report on Form 8-K, which we will file with the SEC within four business days of the Annual Meeting.

What if I have questions about lost stock certificates or I need to change my mailing address?

Stockholders of Record may contact our transfer agent, American Stock Transfer, by calling (718) 921-8288 or by writing to American Stock Transfer, attention Paula Caroppoli, 6201 15th Avenue, Brooklyn, New York 11219, or visit their website at www.astfinancial.com to obtain more information about these matters.

Terms of the Proxy

The enclosed proxy indicates the matters to be acted upon at the Annual Meeting and provides a box to be marked to indicate the manner in which the stockholder’s shares are to be voted with respect to such matters. By appropriately marking the boxes, a stockholder may specify, with respect to the election of directors, whether the proxy holder shall vote for or be without authority to vote on any or all candidates. The proxy also confers upon the holders thereof discretionary voting authority with respect to such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

Where a stockholder has appropriately directed how the proxy is to be voted, the shares will be voted in accordance with the stockholder’s direction. In the absence of instructions, shares represented by valid proxies will be voted in favor of the nominees for director and in favor of all proposals set forth in the Notice of Meeting and this Proxy Statement. If any other matters are properly presented at the Annual Meeting, the persons named in the proxy will vote or refrain from voting in accordance with their best judgment. A proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to our Corporate Secretary or by filing a duly executed proxy bearing a later date. Stockholders of Record may also vote in person if they attend the Annual Meeting even though they have executed and returned a proxy. See “What should I do if I change my mind after submitting a proxy?” on page 48 for more details.

OTHER MATTERS

Except for the matters described herein, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at such meeting that is a proper subject for action by the stockholders. However, if any other matters should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed proxy in accordance with the best judgment of the person or person(s) acting under the proxy.

EXHIBIT A

CALAMP CORP.

2018 EMPLOYEE STOCK PURCHASE PLAN

Article I.

PURPOSE

The purposes of this CalAmp Corp. 2018 Employee Stock Purchase Plan (as it may be amended or restated from time to time, the “Plan”) are to assist Eligible Employees of CalAmp Corp., a Delaware corporation (the “Company”), and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, and to help Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries.

Article II.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. Masculine, feminine and neuter pronouns are used interchangeably and each comprehends the others.

2.1      “Administrator” means the entity that conducts the general administration of the Plan as provided in Article XI. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan as provided in Article XI.

2.2      “Applicable Law” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.

2.3      “Board” means the Board of Directors of the Company.

2.4      “Change in Control” means the consummation of the first to occur of (a) the sale, lease or other transfer of all or substantially all of the assets of the Company to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (b) the complete liquidation or dissolution of the Company; (c) the merger or consolidation of the Company with or into another entity or the merger of another entity into the Company or any Subsidiary (as defined in the Company’s 2004 Incentive Stock Plan, as amended and restated effective July 28, 2017, as may be further amended from time to time) thereof with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction (or their related parties) hold less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the entity surviving such merger of consolidation; or (d) the acquisition by any person or group of more than 50% of the voting power of all securities of the Company generally entitled to vote in the election of directors of the Company.

2.5      “Code” means the Internal Revenue Code of 1986, as amended and the regulations issued thereunder.

2.6      “Common Stock” means the common stock of the Company and such other securities of the Company that may be substituted therefor pursuant to Article VIII.

2.7      “Company” means CalAmp Corp., a Delaware corporation.

2.8      “Compensation” of an Eligible Employee means the gross base compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, including prior week adjustment, overtime payments, vacation pay, holiday pay, jury duty pay, funeral leave pay, military leave pay, commissions, incentive cash compensation and one-time cash bonuses (e.g., retention or sign on bonuses), but excluding education or tuition reimbursements, travel expenses, business and moving reimbursements, income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units or other compensatory equity awards, fringe benefits, other special payments and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established.

2.9      “Designated Subsidiary” means any Subsidiary designated by the Administrator in accordance with Section 11.3(b).

2.10      “Director” means a Board member.

2.11      “Effective Date” means the date on which the Plan is adopted by the Board.

2.12      “Eligible Employee” means an Employee who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock and other stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing sentence, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee; provided, however, that the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period if: (a) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code, (b) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years), (c) such Employee’s customary employment is for twenty hours or less per week, (d) such Employee’s customary employment is for less than five months in any calendar year and/or (e) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Common Stock under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Common Stock under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that any exclusion in clauses (a), (b), (c), (d) or (e) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).

2.13      “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Designated Subsidiary. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary as an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period.

2.14      “Enrollment Date” means the first Trading Day of each Offering Period.

2.15      “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.16      “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

2.17      “Offering Document” shall have the meaning given to such term in Section 4.1.

2.18      “Offering Period” shall have the meaning given to such term in Section 4.1.

2.19      “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.20      “Participant” means any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Common Stock pursuant to the Plan.

2.21      “Plan” means this CalAmp Corp. 2018 Employee Stock Purchase Plan, as it may be amended from time to time.

2.22      “Purchase Date” means the last Trading Day of each Purchase Period.

2.23      “Purchase Period” shall refer to one or more periods within an Offering Period, as designated in the applicable Offering Document; provided, however, that, in the event no Purchase Period is designated by the Administrator in the applicable Offering Document, the Purchase Period for each Offering Period covered by such Offering Document shall be the same as the applicable Offering Period.

2.24      “Purchase Price” means the purchase price designated by the Administrator in the applicable Offering Document (which purchase price shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.

2.25      “Securities Act” means the Securities Act of 1933, as amended.

2.26      “Share” means a share of Common Stock.

2.27      “Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary.

2.28      “Trading Day” means a day on which national stock exchanges in the United States are open for trading.

Article III.

SHARES SUBJECT TO THE PLAN

3.1      Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 1,750,000 Shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan. Notwithstanding anything in this Section 3.1 to the contrary, the number of Shares that may be issued or transferred pursuant to the rights granted under the Plan shall not exceed an aggregate of 1,750,000 Shares, subject to Article 8.

3.2      Stock Distributed. Any Common Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.

Article IV.

OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES

4.1      Offering Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Common Stock under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan. The provisions of separate Offering Periods under the Plan need not be identical.

4.2      Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

(a)       the length of the Offering Period, which period shall not exceed twenty-seven months;

(b)       the length of the Purchase Period(s) within the Offering Period;

(c)       the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period, which, in the absence of a contrary designation by the Administrator, shall be 2,000 Shares; and

(d)       such other provisions as the Administrator determines are appropriate, subject to the Plan.

Article V.

ELIGIBILITY AND PARTICIPATION

5.1      Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article V and the limitations imposed by Section 423(b) of the Code.

5.2      Enrollment in Plan.

(a)       Except as otherwise set forth in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.

(b)      Each subscription agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. The designated percentage may not be less than 1% and may not be more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 15% in the absence of any such designation). The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.

(c)      A Participant may decrease the percentage of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5.2, or may suspend his or her payroll deductions at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed one decrease and one suspension (but no increases) to his or her payroll deduction elections during each Offering Period with respect to such Offering Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period that is at least five business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article VII.

(d)      Except as otherwise set forth in Section 5.8 or in an Offering Document or determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.

5.3      Payroll Deductions. Except as otherwise provided in the applicable Offering Document or Section 5.8, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Section 5.2 and Section 5.6, respectively.

5.4      Effect of Enrollment. A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Article VII or otherwise becomes ineligible to participate in the Plan.

5.5      Limitation on Purchase of Common Stock. An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

5.6      Decrease or Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

5.7      Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

5.8      Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

Article VI.

GRANT AND EXERCISE OF RIGHTS

6.1      Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2, subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the earlier of: (x) the last Purchase Date of the Offering Period, (y) last day of the Offering Period and (z) the date on which the Participant withdraws in accordance with Section 7.1 or Section 7.3.

6.2      Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be carried forward and applied toward the purchase of whole Shares for the next Offering Period. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

6.3      Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Common Stock are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

6.4      Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

6.5      Conditions to Issuance of Common Stock. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(a)       The admission of such Shares to listing on all stock exchanges, if any, on which the Common Stock is then listed;

(b)       The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)       The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)       The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and

(e)       The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

Article VII.

WITHDRAWAL; CESSATION OF ELIGIBILITY

7.1      Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than one week prior to the end of the Offering Period (or such shorter or longer period specified by the Administrator in the Offering Document). All of the Participant’s payroll deductions credited to his or her account during an Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant is an Eligible Employee and timely delivers to the Company a new subscription agreement.

7.2      Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

7.3      Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated.

Article VIII.

ADJUSTMENTS UPON CHANGES IN STOCK

8.1      Changes in Capitalization. Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), Change in Control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

8.2      Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a)      To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b)      To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c)      To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(d)      To provide that Participants’ accumulated payroll deductions may be used to purchase Common Stock prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and

(e)      To provide that all outstanding rights shall terminate without being exercised.

8.3      No Adjustment Under Certain Circumstances. No adjustment or action described in this Article III or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

8.4      No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.

Article IX.

AMENDMENT, MODIFICATION AND TERMINATION

9.1      Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article VIII); (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan; or (c) change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

9.2      Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

9.3      Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a)      altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(b)      shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and

(c)      allocating Shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

9.4      Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon.

Article X.

TERM OF PLAN

The Plan shall be effective on the Effective Date. The effectiveness of the Plan shall be subject to approval of the Plan by the stockholders of the Company within twelve months following the date the Plan is first approved by the Board. No right may be granted under the Plan prior to such stockholder approval. The Plan shall be in effect until the tenth anniversary of the date of the initial adoption of the Plan by the Board, unless sooner terminated under Section 9.1 hereof. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

Article XI.

ADMINISTRATION

11.1      Administrator. Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”). The Board may at any time vest in the Board any authority or duties for administration of the Plan.

11.2      Action by the Administrator. Unless otherwise established by the Board or in any charter of the Administrator, a majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and, subject to Applicable Law and the Bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Designated Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.3      Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a)      To determine when and how rights to purchase Common Stock shall be granted and the provisions of each offering of such rights (which need not be identical).

(b)      To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

(c)      To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(d)        To amend, suspend or terminate the Plan as provided in Article IX.

(e)        Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

11.4      Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

Article XII.

MISCELLANEOUS

12.1      Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

12.2      Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.

12.3      Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.

12.4      Designation of Beneficiary.

(a)        A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

(b)        Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.5      Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.6      Equal Rights and Privileges. Subject to Section 5.7, all Eligible Employees will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

12.7      Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.8      Reports. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

12.9      No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Parent or Subsidiary or affect the right of the Company or any Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.10    Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

12.11    Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.12    Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY E49237-P11319 2. Advisory vote on Named Executive Officer compensation (“Say-on-Pay”). 5. Ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending February 28, 2019. 3. Advisory vote on the frequency of future Say-on-Pay proposals. 4. Approve the adoption of the CalAmp Corp. 2018 Employee Stock Purchase Plan. 6. Transact such other business as may properly come before the meeting and any postponements or adjournments thereof. For Against Abstain For Against Abstain For Against Abstain CALAMP CORP. 15635 ALTON PARKWAY, SUITE 250 IRVINE, CA 92618 CALAMP CORP. 1a. A.J. “Bert” Moyer 1b. Kimberly Alexy 1c. Michael Burdiek 1d. Jeffery Gardner 1e. Amal Johnson 1f. Jorge Titinger 1g. Larry Wolfe 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the following: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends you vote FOR proposals 2, 4 and 5 and 1 YEAR on proposal 3. 1 Year 2 Years 3 Years Abstain For address changes and/or comments, please check this box and write them on the back where indicated VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/calamp2018 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the CalAmp Corp. 2018 Annual Meeting of Stockholders: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.E49238-P11319 CALAMP CORP. 15635 Alton Parkway, Suite 250 Irvine, California 92618 PROXY FOR 2018 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 25, 2018. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CALAMP CORP. The undersigned stockholder of CalAmp Corp. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2018 Annual Meeting of Stockholders, and hereby appoints A.J. “Bert” Moyer and Michael Burdiek, and each of them, as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side, and to vote in their discretion with respect to such other matters (including matters incident to the conduct of the meeting) as may properly come before the meeting, all the shares of Common Stock of the Company held of record by the undersigned on June 1, 2018 at the Annual Meeting of Stockholders to be held on July 25, 2018 and at any postponements or adjournments thereof. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED HEREIN. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. Continued and to be signed on reverse side Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)